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As filed with the Securities and Exchange Commission on December 14, 2015

Registration No. 333-207696-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective
Amendment No. 1
to
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Credit Suisse Group Funding (Guernsey) Limited
(Exact Name of Registrant as Specified in Its Charter)

Island of Guernsey
(State or Other Jurisdiction of Incorporation or Organization)

Not applicable
(I.R.S. Employer Identification No.)

Helvetia Court, South Esplanade
St. Peter Port, Guernsey, GY1 3WF
+44 1481 719088
(Address and telephone number of Registrant's principal executive offices)

Credit Suisse Group AG
(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland
(State or Other Jurisdiction of Incorporation or Organization)

98-0215385
(I.R.S. Employer Identification No.)

Paradeplatz 8
CH 8001 Zurich, Switzerland
+41 44 212 1616
(Address and telephone number of Registrant's principal executive offices)

D. Neil Radey
General Counsel
Credit Suisse (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
(212) 325-2000
(Name, address and telephone number of agent for service)

Copies to:
Craig B. Brod Michael J. Volkovitsch Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Romeo Cerutti General Counsel Credit Suisse Group AG Paradeplatz 8 CH 8001 Zurich, Switzerland +41 44 212 1616	René Bösch Homburger AG Prime Tower Hardstrasse 201 CH 8005 Zurich, Switzerland +41 43 222 10 00

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

2.750% notes due 2020	$1,500,000,000	100%	$1,500,000,000	$151,050

3.750% notes due 2025	$2,500,000,000	100%	$2,500,000,000	$251,750

4.875% notes due 2045	$2,000,000,000	100%	$2,000,000,000	$201,400

3.800% notes due 2022	$2,000,000,000	100%	$2,000,000,000	$201,400

Guarantees of 2.750% notes due 2020(3)	—	—	—	—

Guarantees of 3.750% notes due 2025(3)	—	—	—	—

Guarantees of 4.875% notes due 2045(3)	—	—	—	—

Guarantees of 3.800% notes due 2022(3)	—	—	—	—

(1)
The securities being registered hereby are offered in exchange for the securities described in this prospectus. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended, which we refer to as the "Securities Act".

(2)
Calculated pursuant to Rule 457 under the Securities Act. The registration fee has already been paid, and the total registration fee due was $805,600.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee was paid in respect of the guarantees of the securities registered hereby.

            The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or consummate the Exchange Offers until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2015

PROSPECTUS

Credit Suisse Group Funding (Guernsey) Limited

Guaranteed by Credit Suisse Group AG

Offer to Exchange
$1,500,000,000 aggregate principal amount of 2.750% Senior Notes due 2020
$2,500,000,000 aggregate principal amount of 3.750% Senior Notes due 2025
$2,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2045
$2,000,000,000 aggregate principal amount of 3.800% Senior Notes due 2022

The Exchange Offers will expire at 5:00 p.m.,
New York City time, on                , unless extended with respect to the relevant series.

            This is an offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, by Credit Suisse Group Funding (Guernsey) Limited (the "Issuer"), a wholly-owned subsidiary of Credit Suisse Group AG, which is also a co-issuer of the Notes (as defined below) solely for purposes of the U.S. federal securities laws (the "Guarantor"), to exchange (i) up to $1,500,000,000 aggregate principal amount of its outstanding 2.750% Senior Notes due 2020 (CUSIP Nos. 225433AB7 and G25417AB5) (the "Original Notes due 2020") for a like principal amount of its 2.750% Senior Notes due 2020 that have been registered under the Securities Act (CUSIP No. 225433AD3) (the "Exchange Notes due 2020"), (ii) up to $2,500,000,000 aggregate principal amount of its outstanding 3.750% Senior Notes due 2025 (CUSIP Nos. 225433AA9 and G25417AA7) (the "Original Notes due 2025") for a like principal amount of its 3.750% Senior Notes due 2025 that have been registered under the Securities Act (CUSIP No. 225433AC5) (the "Exchange Notes due 2025"), (iii) up to $2,000,000,000 aggregate principal amount of its outstanding 4.875% Senior Notes due 2045 (CUSIP Nos. 225433AE1 and G25417AF6) (the "Original Notes due 2045") for a like principal amount of its 4.875% Senior Notes due 2045 that have been registered under the Securities Act (CUSIP No. 225433AF8) (the "Exchange Notes due 2045"), and (iv) up to $2,000,000,000 aggregate principal amount of its outstanding 3.800% Senior Notes due 2022 (CUSIP Nos. 225433AG6 and G25417AK5) (the "Original Notes due 2022" and, together with the Original Notes due 2020, the Original Notes due 2025 and the Original Notes due 2045, the "Original Notes") for a like principal amount of its 3.800% Senior Notes due 2022 that have been registered under the Securities Act (CUSIP No. 225433AH4) (the "Exchange Notes due 2022" and, together with the Exchange Notes due 2020, the Exchange Notes due 2025 and the Exchange Notes due 2045, the "Exchange Notes"). We refer to these offers as the "Exchange Offers" and each, an "Exchange Offer". When we use the term "Notes" in this prospectus, the term includes the Original Notes and the Exchange Notes unless otherwise indicated or the context otherwise requires. The terms of the Exchange Offers are summarized below and are more fully described in this prospectus.

            The terms of each series of Exchange Notes are identical to the terms of the corresponding series of Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

            We will accept for exchange any and all Original Notes of each series validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on                 , unless extended with respect to the relevant Exchange Offer (the "Expiration Date"). You may withdraw tenders of Original Notes of each series at any time prior to the Expiration Date of the relevant Exchange Offer.

            We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled. Accordingly, the issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

            The exchange of Original Notes of each series for the corresponding series of Exchange Notes will not be a taxable event for U.S. federal income tax purposes.

            Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for up to 180 days after the consummation of the Exchange Offers, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

            Consistent with the Original Notes, by its acquisition of the Exchange Notes, each holder of the Exchange Notes (including each beneficial owner) acknowledges, agrees to be bound by, and consents to the exercise of, any Swiss Resolution Power with respect to the Guarantor that results in the write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of the, principal amount of, and/or accrued interest on, the Exchange Notes, irrespective of whether such amounts have already become due and payable prior to such action. By its acquisition of the Exchange Notes, each such holder (including each beneficial owner) further acknowledges, agrees to be bound by, and consents to the ordering of, any Restructuring Protective Measures that result in the deferment of payment of principal and/or interest under the Exchange Notes. By its acquisition of the Exchange Notes, each holder of Exchange Notes (including each beneficial owner) further acknowledges and agrees that its rights are subject to, and, if necessary, will be altered without such holder's consent, including by means of an amendment or modification to the terms of the Indentures, as defined herein, or of the Exchange Notes, so as to give effect to any such exercise of any Swiss Resolution Power or any such ordering of Restructuring Protective Measures. See "Description of Exchange Notes—Agreement with Respect to the Exercise of Swiss Resolution Power and the Ordering of Restructuring Protective Measures" for more information, including the definitions of Swiss Resolution Power, Swiss Resolution Authority, Restructuring Protective Measures and Restructuring Proceedings.

            The Issuer will, without the consent of the holders, automatically substitute the Guarantor for itself for all purposes under the Exchange Notes upon the occurrence of a Restructuring Event, which we refer to as a "Restructuring Issuer Substitution". Upon a Restructuring Issuer Substitution, the Issuer shall be released from its obligations under the Exchange Notes and the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Exchange Notes with the same effect as if the Guarantor had been named as issuer under the Indentures and the Exchange Notes. Upon a Completion Event, under certain circumstances described herein, the Exchange Notes will be exchanged for a like principal amount of new Exchange Notes issued by the Issuer and guaranteed by the Guarantor on a one-for-one basis and any accrued and unpaid interest on the Exchange Notes up to (and including) the date immediately prior to the date of such exchange will be paid in cash by the Guarantor to the Trustee, as herein defined, on behalf of the holders. See "Description of Exchange Notes—Issuer Substitution" and "Description of Exchange Notes—Exchange Following a Completion Event" for more information, including the definitions of Restructuring Event and Completion Event.

            Like the Original Notes, the Exchange Notes are expected to be provisionally admitted to trading on the SIX Swiss Exchange AG (the "SIX Swiss Exchange") from                . The last trading day for each series of Exchange Notes is expected to be the second trading day prior to the date on which such series of Exchange Notes is fully redeemed, in accordance with the terms of the relevant Indenture. Application will be made to the SIX Swiss Exchange for listing of the Exchange Notes.

            See "Risk Factors" beginning on page 19 of this prospectus.

            The Exchange Notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland, the Bailiwick of Guernsey or any other jurisdiction. The Exchange Notes do not have the benefit of any agency or governmental guarantee.

            Neither the Securities and Exchange Commission (the "SEC"), nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

            This prospectus is an advertisement and not a prospectus for the purposes of EU Directive 2003/71/EU (as amended).

            You may elect to hold interests in the Exchange Notes through either The Depository Trust Company ("DTC") (in the United States), or Clearstream Banking, société anonyme, which we refer to as "Clearstream, Luxembourg," or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as "Euroclear" (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

The date of this prospectus is December 14, 2015

        In this prospectus, unless the context otherwise requires, the terms "we," "our," "us," "Credit Suisse Group" and "Group" refer to Credit Suisse Group AG and its consolidated subsidiaries, including the Issuer and Credit Suisse Group AG's wholly-owned Swiss bank subsidiary, Credit Suisse AG, which we refer to as "Credit Suisse".

        THE ISSUER AND THE GUARANTOR ACCEPT RESPONSIBILITY FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. AT THE DATE OF THIS PROSPECTUS, THE ISSUER AND THE GUARANTOR HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND THE ISSUER AND THE GUARANTOR TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION OTHERS MAY GIVE YOU. THE ISSUER AND THE GUARANTOR ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE DOCUMENT CONTAINING THE INFORMATION.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with the prospectus, which is available without charge upon written or oral request to:

Credit Suisse Group AG
Paradeplatz 8
CH 8001 Zurich, Switzerland
Attention: Investor Relations
+41 44 212 1616

Internet: https://www.credit-suisse.com/investors

We are not incorporating the contents of the website into this prospectus.

In order to obtain timely delivery of such materials, you must request information from us no later than five Business Days prior to the Expiration Date of the relevant Exchange Offer.

i

FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference statements that constitute forward-looking statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:

  •
  our plans, objectives or goals;

  •
  our future economic performance or prospects;

  •
  the potential effect on our future performance of certain contingencies; and

  •
  assumptions underlying any such statements.

        Words such as "believes," "anticipates," "expects," "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

        By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

  •
  the ability to maintain sufficient liquidity and access capital markets;

  •
  market volatility and interest rate fluctuations and developments affecting interest rate levels;

  •
  the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations, in particular the risk of continued slow economic recovery or downturn in the US or other developed countries in 2015 and beyond;

  •
  the direct and indirect impacts of deterioration or slow recovery in residential and commercial real estate markets;

  •
  adverse rating actions by credit rating agencies in respect of us, sovereign issuers, structured credit products or other credit-related exposures;

  •
  the ability to achieve our strategic objectives, including improved performance, reduced risks, lower costs and more efficient use of capital;

  •
  the ability of counterparties to meet their obligations to us;

  •
  the effects of, and changes in, fiscal, monetary, exchange rate, trade and tax policies, as well as currency fluctuations;

  •
  political and social developments, including war, civil unrest or terrorist activity;

  •
  the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

  •
  operational factors such as systems failure, human error, or the failure to implement procedures properly;

  •
  actions taken by regulators with respect to our business and practices and possible resulting changes to our business organization, practices and policies in countries in which we conduct our operations;

  •
  the effects of changes in laws, regulations or accounting policies or practices in countries in which we conduct our operations;

  •
  competition or changes in our competitive position in geographic and business areas in which we conduct our operations;

  •
  the ability to retain and recruit qualified personnel;

  •
  the ability to maintain our reputation and promote our brand;

  •
  the ability to increase market share and control expenses;

  •
  technological changes;

  •
  the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

  •
  acquisitions, including the ability to integrate acquired businesses successfully, and divestitures, including the ability to sell non-core assets;

  •
  the adverse resolution of litigation, regulatory proceedings, and other contingencies;

  •
  the ability to achieve our cost efficiency goals and cost targets; and

  •
  our success at managing the risks involved in the foregoing.

        We caution you that the foregoing list of important factors is not exclusive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth from time to time in the Guarantor's filings with the SEC, including the Guarantor's Annual Report on Form 20-F for the year ended December 31, 2014, and subsequent annual reports on Form 20-F filed by the Guarantor with the SEC; the Guarantor's reports on Form 6-K filed with the SEC; and the risk factors contained in this prospectus relating to the Issuer, Guarantor and Exchange Notes.

 WHERE YOU CAN FIND MORE INFORMATION;
DOCUMENTS INCORPORATED BY REFERENCE

        The Guarantor files periodic reports and other information with the SEC. You may read and copy any document the Guarantor files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC. Reports and other information concerning the business of the Guarantor may also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

        The SEC allows the Guarantor to "incorporate by reference" the information it files with the SEC, which means that the Guarantor can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that the Guarantor files later with the SEC and which is incorporated by reference will automatically update and supersede this information.

        The Guarantor filed its annual report on Form 20-F for the fiscal year ended December 31, 2014, which we refer to as the "Annual Report 2014" with the SEC on March 20, 2015. The Guarantor is incorporating the Annual Report 2014 into this prospectus. The Guarantor further incorporates by reference its current reports on Form 6-K dated:

  •
  February 12, 2015 (containing the Media Release entitled "Proposal of distribution to shareholders for financial year 2014 of CHF 0.70 per share, consistent with prior year"),

  •
  February 12, 2015 (containing the Credit Suisse Earnings Release 4Q14),

  •
  February 27, 2015 (containing the Media Release entitled "Credit Suisse announces increased mortgage-related litigation provisions"),

  •
  February 27, 2015 (containing the Revised Credit Suisse Earnings Release 4Q14),

  •
  March 10, 2015,

  •
  March 20, 2015,

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  April 21, 2015,

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  April 24, 2015,

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  April 30, 2015,

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  May 19, 2015,

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  July 23, 2015,

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  July 31, 2015,

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  October 8, 2015,

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  October 21, 2015 (containing the Credit Suisse Earnings Release 3Q15),

  •
  October 21, 2015 (containing the Media Release entitled "Credit Suisse to grow profits and capital generation . . ."),

  •
  October 22, 2015, and

  •
  October 30, 2015;

in each case, only to the extent that such report expressly states that such report, or portions thereof, are incorporated by reference into the registration statement of the Guarantor filed on Forms F-3 (file nos. 333-202913 and 333-180300).

        In addition, the Guarantor incorporates by reference all annual reports on Form 20-F and, only to the extent designated therein, any of the Guarantor's reports on Form 6-K filed with, but not furnished to, the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, prior to the date the Exchange Offers are consummated.

        You may request a copy of any document that is incorporated by reference into this prospectus and that is not included in or delivered with the prospectus, at no cost, by writing or telephoning the Guarantor at its principal executive offices at the following address:

Credit Suisse Group AG
Paradeplatz 8
CH 8001 Zurich, Switzerland
Attention: Investor Relations
+41 44 212 1616
Internet: https://www.credit-suisse.com/investors

We are not incorporating the contents of the website into this prospectus.

In order to obtain timely delivery of such materials, you must request information from us no later than five Business Days prior to the Expiration Date of the relevant Exchange Offer.

v

Prospectus Summary

        This summary highlights selected information from this prospectus and the documents incorporated by reference and does not contain all of the information that may be important to you. You should carefully read this entire prospectus and the documents incorporated by reference, including the risk factors and financial statements.

 Credit Suisse Group Funding (Guernsey) Limited

        The Issuer (registration number 58814) is a Guernsey incorporated non-cellular company limited by shares. The Issuer was incorporated on August 4, 2014 in Guernsey and will continue in existence until it is removed from the Register of Companies in accordance with Guernsey law. The Issuer may give notice to any registered holder of its shares personally or by sending it by post in a pre-paid envelope addressed to the registered holder at his registered address or by electronic means. The registered office of the Issuer is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, GY1 3WF. The telephone number is +44 1481 719088.

        The Issuer is wholly-owned by the Guarantor. The Issuer exists for the purpose of issuing Notes, fully and unconditionally guaranteed, on a senior basis, by the Guarantor, as to payment of principal, premium, if any, interest and any other amounts due. The Guarantor is also a co-issuer of the Notes solely for purposes of the U.S. federal securities laws.

Auditors

        The Issuer's independent auditor is KPMG LLP, 15 Canada Square, London, E14 5GL, United Kingdom.

        The Issuer was incorporated on August 4, 2014 and has not yet prepared any accounts. The Issuer's accounting reference date is December 31 and its first accounts are expected to be prepared in accordance with International Financing Reporting Standards as issued by the International Accounting Standards Board and applicable law.

        The Issuer does not have an audit committee. As a subsidiary of the Guarantor, the Issuer complies with the Guarantor's overall corporate governance regime.

Credit Suisse Group AG

        The Guarantor was incorporated under Swiss law as a corporation (Aktiengesellschaft) with unlimited duration under the name "CS Holding" on March 3, 1982 in Zurich, Switzerland, and was registered with the Commercial Registrar of the Canton of Zurich under the number CH-020.3.906.075-9 and is now registered under the number CHE-105.884.494. As of May 6, 2008, the Guarantor changed its name to "Credit Suisse Group AG." Its registered and principal executive office is located at Paradeplatz 8, CH8001, Zurich, Switzerland and its telephone number is +41 44 212 1616.

        The history of the Guarantor and its subsidiaries dates back to the formation of Schweizerische Kreditanstalt, founded in 1856. The first branch opened in Basel in 1905 and the first branch outside of Switzerland opened in New York in 1940. In 1978, a co-operation with First Boston, Inc. began and, in 1990, the Guarantor acquired a controlling stake. The Guarantor purchased a controlling stake in Bank Leu in 1990, Schweizerische Volksbank in 1993, Neue Aargauer Bank in 1994 and Winterthur in 1997. In addition, the Guarantor acquired Donaldson, Lufkin & Jenrette Inc. in 2000. In 2006, the Guarantor sold Winterthur, allowing it to focus on its banking operations. On May 13, 2005, the two Swiss bank legal entities Credit Suisse and Credit Suisse First Boston merged. The merged bank, Credit Suisse, is a Swiss bank and joint stock corporation established under Swiss law and is a wholly-owned subsidiary of the Guarantor. The Guarantor is a global financial services company domiciled in Switzerland. Credit

Suisse is a wholly-owned subsidiary of the Guarantor and its business is substantially the same as that of the Guarantor.

Strategy

        In October 2015, we announced a comprehensive package of measures setting our new strategic direction, structure and organization. See "Information on the company—Recent developments" for further information.

        Our strategy is now focused on three fundamental objectives:

  •
  To expand profitably our position in our home market by growing a Swiss Universal Bank division that aims to become the bank of choice for Swiss private, corporate and institutional clients. The development of an efficient, integrated banking platform combined with a planned initial public offering ("IPO") by the end of 2017, market conditions permitting and currently estimated to be between 20% and 30% of the legal entity Credit Suisse (Schweiz) AG, is expected to offer us an opportunity to participate in domestic consolidation opportunities. Any such IPO would be subject to, among other things, all necessary approvals and would be intended to generate/raise additional capital for Credit Suisse AG or Credit Suisse (Schweiz) AG.

  •
  To scale up our private banking and wealth management franchise in the attractive markets of Asia, Eastern Europe, the Middle East, Latin America and Africa. We aim to accelerate our growth in Asia Pacific by allocating more capital to serve the wealthy entrepreneurs of this region via a dedicated, integrated Asia Pacific division. In other emerging markets, a newly established International Wealth Management division is designed to replicate the successful "Bank for Entrepreneurs" Asia Pacific model.

  •
  To right-size the Investment Banking division by focusing on its superior capabilities that best support wealth management client needs. This is expected to result in higher profitability with lower capital usage and lower volatility in earnings. The measures include a program to lower the capital allocated to investment banking activities, particularly through a significant reduction of risk-weighted assets and leverage exposures in our macro and prime services businesses.

Organizational structure

        To support the execution of our new strategy, we are simplifying our organization, which has historically been a matrix of two business divisions, each with co-heads, and four regions. We are restructuring and creating three new, regionally focused divisions: Swiss Universal Bank, Asia Pacific and International Wealth Management serving Western Europe, Central and Eastern Europe, Latin America and Africa.

        Two other divisions—Global Markets as well as Investment Banking and Capital Markets—will sit alongside these regional businesses. These operating businesses will be supported by a number of focused functions at the Group Executive Board level, including a newly established position of Chief Operating Officer, tasked with driving the transformation of Credit Suisse into a more decentralized organization, and a new position of Chief Compliance and Regulatory Affairs Officer, who will coordinate our strategic and increasingly important relationships with regulators across the world.

        In addition, we will form a Strategic Resolution Unit ("SRU") that will oversee the effective wind-down of the bank's portfolios that do not fit our strategic direction, including those in the current non-strategic units.

        Reflecting the new management structure, beginning in the fourth quarter of 2015, our financial reporting will be presented as six reporting segments, including the new SRU. A simplified Corporate

Center will be presented inclusive of overall costs of shared services, providing transparency of the pre-and post-allocated view of these costs.

        All references to the Guarantor in the description of the business set out below are describing the consolidated businesses carried on by the Guarantor and its subsidiaries.

Background	On March 26, 2015, the Issuer issued $1,500,000,000 aggregate principal amount of Original Notes due 2020 pursuant to an indenture entered into on March 26, 2015 (the "2020 Indenture") and $2,500,000,000 aggregate principal amount of Original Notes due 2025 pursuant to an indenture entered into on March 26, 2015 (the "2025 Indenture"). On May 21, 2015, the Issuer issued $2,000,000,000 aggregate principal amount of Original Notes due 2045 pursuant to an indenture entered into on May 21, 2015 (the "2045 Indenture"). On September 15, 2015, the Issuer issued $2,000,000,000 aggregate principal amount of Original Notes due 2022 pursuant to an indenture entered into on September 15, 2015 (the "2022 Indenture" and, together with the 2020 Indenture, the 2025 Indenture and the 2045 Indenture, the "Indentures" and each individually, an "Indenture"). In connection with those issuances, the Issuer and the Guarantor entered into a registration rights agreement with respect to each series of Original Notes, dated as of March 23, 2015, March 23, 2015, May 18, 2015 and September 10, 2015, respectively (the "Registration Rights Agreements"), in which the Issuer and the Guarantor agreed, among other things, to complete an exchange offer for each series of Original Notes. Below is a summary of the Exchange Offers.
The Exchange Offers
The Issuer is offering to exchange up to $1,500,000,000 aggregate principal amount of the outstanding Original Notes due 2020 for a like principal amount of the Exchange Notes due 2020, up to $2,500,000,000 aggregate principal amount of the outstanding Original Notes due 2025 for a like principal amount of the Exchange Notes due 2025, up to $2,000,000,000 aggregate principal amount of the outstanding Original Notes due 2045 for a like principal amount of the Exchange Notes due 2045 and up to $2,000,000,000 aggregate principal amount of the outstanding Original Notes due 2022 for a like principal amount of the Exchange Notes due 2022. You may tender Original Notes of any series only in denominations of $250,000 and any integral multiple of $1,000 in excess thereof. The Issuer will issue each series of Exchange Notes promptly after the Expiration Date of the applicable Exchange Offer. In order to be exchanged, an Original Note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the Exchange Offers, all Original Notes that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus, $1,500,000,000 aggregate principal amount of Original Notes due 2020 is outstanding, $2,500,000,000 aggregate principal amount of Original Notes due 2025 is outstanding, $2,000,000,000 aggregate principal amount of Original Notes due 2045 is outstanding and $2,000,000,000 aggregate principal amount of Original Notes due 2022 is outstanding. If all outstanding Original Notes are tendered for exchange, there will be $1,500,000,000 aggregate principal amount of Exchange Notes due 2020, $2,500,000,000 aggregate principal amount of Exchange Notes due 2025, $2,000,000,000 aggregate principal amount of Exchange Notes due 2045 and $2,000,000,000 aggregate principal amount of Exchange Notes due 2022 outstanding after these Exchange Offers.

Purpose of the Exchange Offers	The purpose of the Exchange Offers is to satisfy the obligations of the Issuer and Guarantor under the Registration Rights Agreements.
Expiration Date; Tenders
The Exchange Offers will expire at 5:00 p.m., New York City time, on , unless we extend the period of time during which the relevant Exchange Offer is open. In the event of any material change in any of the Exchange Offers, we will extend the period of time during which the relevant Exchange Offer is open, if necessary, so that the relevant Expiration Date is at least five Business Days following the date of notice of the material change. By signing or agreeing to be bound by the letter of transmittal, you will represent, among other things, that:
• you are not an affiliate of ours;
• you are acquiring the Exchange Notes in the ordinary course of your business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

•

if you are a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by broker-dealers, see the discussion under the caption "Plan of Distribution."

Accrued Interest on the Exchange Notes and Original Notes
The Exchange Notes will bear interest from (and including) the most recent date on which interest on the applicable series of Original Notes has been paid or, if no interest has been paid on the applicable series of Original Notes, from (and including) the issue date of the applicable series of Original Notes. If your Original Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on such Original Notes, provided that you will receive interest on the Original Notes and not the Exchange Notes if and to the extent the record date for such interest payment occurs prior to completion of the relevant Exchange Offer. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offers	Our obligation to accept Original Notes tendered in the Exchange Offers is subject to the satisfaction of certain customary conditions, including that we will not be obligated to consummate the Exchange Offers upon the occurrence of an event or events or the likely occurrence of an event or events that would or might reasonably be expected to prohibit, restrict or delay the consummation of the Exchange Offers or materially impair the contemplated benefits of the Exchange Offers. No Exchange Offer is conditioned upon any minimum amount of Original Notes being tendered or on the consummation of any other Exchange Offer. Subject to applicable law, we may waive any of these conditions in our sole discretion.
See "The Exchange Offers—Conditions to the Exchange Offers."
Procedures for Tendering Original Notes	A tendering holder must, at or prior to the applicable Expiration Date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address listed in this prospectus; or

•

if Original Notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message, as defined below, to the Exchange Agent at the address listed in this prospectus.

See "The Exchange Offers—Procedures for Tendering."
Special Procedures for Beneficial Owner
If you are a beneficial owner of Original Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Original Notes in the relevant Exchange Offer, you should promptly instruct the registered holder to tender on your behalf. See "The Exchange Offers—Procedures for Tendering."
Withdrawal Rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the applicable Expiration Date. See "The Exchange Offers—Withdrawal Rights."
Acceptance of Original Notes and Delivery of Exchange Notes
Subject to the conditions stated in the section "The Exchange Offers—Conditions to the Exchange Offers" of this prospectus, we will accept for exchange any and all Original Notes of each series that are properly tendered in the relevant Exchange Offer and not validly withdrawn before 5:00 p.m., New York City time, on the applicable Expiration Date. The corresponding Exchange Notes will be delivered promptly after the applicable Expiration Date. See "The Exchange Offers—Terms of the Exchange Offers."

Absence of Dissenters' Rights of Appraisal	You do not have dissenters' rights of appraisal with respect to the Exchange Offers. See "The Exchange Offers—Absence of Dissenters' Rights of Appraisal."
Material U.S. Federal Tax Consequences	Your exchange of Original Notes for Exchange Notes pursuant to any of the Exchange Offers will not be a taxable event for U.S. federal income tax purposes. See "Taxation."
Exchange Agent	U.S. Bank National Association is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offers. See "The Exchange Offers—Exchange Agent."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.
Resales
Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe Exchange Notes issued under these Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that (i) is an affiliate of ours, (ii) participates, intends to participate or has an arrangement or understanding with any person to participate in the Exchange Offers for the purpose of distributing any of the Exchange Notes, or (iii) any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, in each case (x) will not be able to rely on the interpretations of the SEC staff set forth in the above mentioned no-action letters, (y) will not be entitled to tender its Original Notes in the Exchange Offers and (z) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities must deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Consequences Of Not Exchanging Original Notes	If we complete the Exchange Offers and you do not exchange your Original Notes in the Exchange Offers, your Original Notes will continue to be subject to the existing restrictions on transfer described in the legend on your Original Notes. Although your Original Notes will continue to accrue interest, they will generally retain no rights under the Registration Rights Agreements. We currently do not intend to register any series of Original Notes under the Securities Act. Under limited circumstances, holders of the Original Notes, including holders that are not permitted to participate in the Exchange Offers or that may not freely sell Exchange Notes received in the Exchange Offers, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Original Notes by these holders. For more information regarding the consequences of not tendering your Original Notes and our obligations to file a shelf registration statement, see "The Exchange Offers—Consequences of Exchanging or Failing to Exchange the Original Notes" and "The Exchange Offers—Registration Rights."
Affiliate Information	Credit Suisse Securities (USA) LLC, one of the initial purchasers of the Original Notes, is an affiliate of the Issuer and the Guarantor.
Authorization
The issue of the Exchange Notes due 2020, the Exchange Notes due 2025 and the related Guarantees was duly authorized by the board of directors of the Issuer on August 29, 2014, March 24, 2015 and April 17, 2015, and the Chief Financial Officer of the Guarantor on March 23, 2015.

The issue of the Exchange Notes due 2045 and the related Guarantee was duly authorized by the board of directors of the Issuer on August 29, 2014, and May 7, 2015, and the Chief Financial Officer of the Guarantor on May 19, 2015.

The issue of the Exchange Notes due 2022 and the related Guarantee was duly authorized by the board of directors of the Issuer on August 29, 2014, and May 7, 2015, and the Treasurer of the Guarantor on September 10, 2015.
Risk Factors	For a discussion of significant factors you should consider carefully before deciding to participate in the Exchange Offers, see "Risk Factors—Risks relating to the Exchange Offers" below.

Summary of the Terms of the Exchange Notes

Issuer	Credit Suisse Group Funding (Guernsey) Limited.
Guarantor	Credit Suisse Group AG.
Exchange Notes	Up to $1,500,000,000 aggregate principal amount of 2.750% Senior Notes due 2020.
Up to $2,500,000,000 aggregate principal amount of 3.750% Senior Notes due 2025.
Up to $2,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2045.
Up to $2,000,000,000 aggregate principal amount of 3.800% Senior Notes due 2022.

The terms of each series of Exchange Notes are identical to the terms of the corresponding series of Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.
Maturity Dates	Exchange Notes due 2020: March 26, 2020.
Exchange Notes due 2025: March 26, 2025.
Exchange Notes due 2045: May 15, 2045.
Exchange Notes due 2022: September 15, 2022.
Interest Rates, Interest Payment Dates	Exchange Notes due 2020: 2.750% per annum, payable on March 26 and September 26 in each year.
Exchange Notes due 2025: 3.750% per annum, payable on March 26 and September 26 in each year.
Exchange Notes due 2045: 4.875% per annum, payable on May 15 and November 15 in each year.
Exchange Notes due 2022: 3.800% per annum, payable on March 15 and September 15 in each year.

The Exchange Notes will bear interest from (and including) the most recent date on which interest on the applicable series of Original Notes has been paid or, if no interest has been paid, from (and including) the issue date of the applicable series of Original Notes, to (but excluding) the applicable final Maturity Date.
Form and Denomination	The Exchange Notes will be issued in fully registered form and in denominations of $250,000 and integral multiples of $1,000 in excess thereof.
Ranking
The Exchange Notes will constitute direct, unsecured and senior obligations of the Issuer and will rank pari passu with all other unsecured and unsubordinated obligations of the Issuer and without any preference among themselves.

Guarantee	The Exchange Notes are fully and unconditionally guaranteed by the Guarantor on an unsubordinated basis, except that such Guarantees will cease to exist upon the occurrence of any Issuer Substitution (as defined below) pursuant to which the Guarantor will be substituted for the Issuer for all purposes under the Exchange Notes. If, for any reason, the Issuer does not make any required payment of principal, premium, if any, of, and interest, if any, on the Exchange Notes when due, whether on the normal due date, on acceleration, redemption or otherwise, the Guarantor will cause the payment to be made to, or to the order of, the Trustee. The holders of the Exchange Notes are entitled to payment under the Guarantees by the Guarantor without taking any action whatsoever against the Issuer.
The Guarantees will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.
Acknowledgement of Swiss Resolution Power and Restructuring Protective Measures
By its acquisition of the Exchange Notes, each holder of the Exchange Notes (including each beneficial owner) acknowledges, agrees to be bound by, and consents to the exercise of, any Swiss Resolution Power (as defined below) with respect to the Guarantor that results in the write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of the, principal amount of, and/or accrued interest on, the Exchange Notes, irrespective of whether such amounts have already become due and payable prior to such action. By its acquisition of the Exchange Notes, each such holder (including each beneficial owner) further acknowledges, agrees to be bound by, and consents to the ordering of, any Restructuring Protective Measures (as defined below) that result in the deferment of payment of principal and/or interest under the Exchange Notes. By its acquisition of the Exchange Notes, each holder (including each beneficial owner) further acknowledges and agrees that its rights are subject to, and, if necessary, will be altered without such holder's consent, including by means of an amendment or modification to the terms of the Indentures or of the Exchange Notes, so as to give effect to any such exercise of Swiss Resolution Power or any such ordering of Restructuring Protective Measures. For the avoidance of doubt, this acknowledgement and consent does not qualify as a waiver of the rights, procedural or otherwise, existing for creditors generally, and the holders of the Exchange Notes specifically, under the applicable banking regulation pursuant to which any Swiss Resolution Power is exercised. See "Description of Exchange Notes—Agreement with Respect to the Exercise of Swiss Resolution Power and the Ordering of Restructuring Protective Measures" for more information.

"Protective Measures" means any protective measures that the Swiss Resolution Authority may order pursuant to any statutory power set forth in article 26 of the Swiss Federal Act of November 8, 1934, on Banks and Savings Banks, as may be amended from time to time (referred to herein as the "Swiss Banking Act"), or in any successor Swiss law or regulation or analogous Swiss law or regulation applicable to bank holding companies in Switzerland such as the Guarantor, including, (a) giving instructions to the governing bodies of the respective entity, (b) appointing an investigator, (c) stripping governing bodies of their power to legally represent the respective entity or remove them from office, (d) removing the regulatory or company-law audit firm from office, (e) limiting the respective entity's business activities, (f) forbidding the respective entity to make or accept payments or undertake security trades, (g) closing down the respective entity, or (h) except for mortgage-secured receivables of central mortgage bond institutions, ordering a moratorium or deferral of payments.

"Non-Restructuring Protective Measures" means any Protective Measures ordered by the Swiss Resolution Authority with respect to the Guarantor that are ordered outside of and independently of any Guarantor Restructuring Proceedings.

"Restructuring Protective Measures" means any Protective Measures ordered by the Swiss Resolution Authority with respect to the Guarantor that are ordered or confirmed upon the opening of or during any Guarantor Restructuring Proceedings.

"Restructuring Proceedings" means restructuring proceedings within the meaning of article 28 et seq. of the Swiss Banking Act, and article 40 et seq. of the Ordinance of August 30, 2012 of the Swiss Financial Market Supervisory Authority FINMA (together with any successor thereto referred to herein as "FINMA") on the Insolvency of Banks and Securities Dealers, as may be amended from time to time (referred to herein as the "Swiss Banking Insolvency Ordinance"), or any successor Swiss law or regulation or analogous Swiss law or regulation applicable to banks or bank holding companies in Switzerland such as the Guarantor.

"Swiss Resolution Authority" means FINMA or any other authority in Switzerland that is competent under Swiss law to exercise a Swiss Resolution Power or to order Protective Measures at the relevant time.

"Swiss Resolution Power" means any statutory power of the Swiss Resolution Authority that it may exercise during Restructuring Proceedings as set forth in article 28 et seq. of the Swiss Banking Act and article 40 et seq. of the Swiss Banking Insolvency Ordinance, or in any successor Swiss law or regulation or analogous Swiss law or regulation applicable to bank holding companies in Switzerland such as the Guarantor, including, without limitation, the power to (a) transfer the assets of the entity subject to such Restructuring Proceedings, or portions thereof, together with such entity's debt and other liabilities, or portions thereof, and contracts, to another entity, (b) stay (for a maximum of 48 hours) the termination of, and the exercise of rights to terminate relating to, financial contracts to which the entity subject to such Restructuring Proceedings is a party, (c) convert the debt of the entity subject to such Restructuring Proceedings into equity of the Guarantor, and/or (d) partially or fully write-down the obligations of the entity subject to such Restructuring Proceedings.
Waiver of Set-Off
By its acquisition of the Exchange Notes, each holder of the Exchange Notes (including each beneficial owner) will be deemed to have waived any right of set-off, compensation or retention, or in respect of such other netting arrangement in respect of any amount with respect to the Exchange Notes or the applicable Indenture that they might otherwise have against the Issuer or the Guarantor, whether before or during any respective Restructuring Proceedings or any winding up of the Issuer or the Guarantor.
Issuer Substitution
The Issuer may, without consent of the holders or the Trustee, substitute the Guarantor for itself for all purposes under the Exchange Notes of any series and the applicable Indenture at any time, provided that at such time interest on the Exchange Notes of such series may be paid without the deduction by the Guarantor of Swiss withholding tax (such substitution referred to herein as a "Voluntary Issuer Substitution").

Whether or not interest on the Exchange Notes may be paid without the deduction by the Guarantor of Swiss withholding tax, and provided that a Voluntary Issuer Substitution has not previously occurred, the Issuer will, without the consent of the holders or the Trustee (which consent the holders shall be deemed to have given by their acquisition of the Exchange Notes), automatically and by operation of the terms of the applicable Indenture, substitute the Guarantor for itself for all purposes under the Exchange Notes and the applicable Indenture upon the occurrence of a Restructuring Event (such substitution referred to herein as a "Restructuring Issuer Substitution"). Upon any Issuer Substitution, the Issuer shall be released from its obligations under the relevant series of Exchange Notes and the applicable Indenture, and the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the relevant series of Exchange Notes and the applicable Indenture with the same effect as if the Guarantor had been named as issuer under the Exchange Notes and the applicable Indenture and the relevant Guarantee shall cease to exist. See "Description of Exchange Notes—Issuer Substitution" for more information.

"Restructuring Event" refers to a Bank Restructuring Event or a Guarantor Restructuring Event, as applicable. A "Guarantor Restructuring Event" shall be deemed to have occurred upon the opening of Restructuring Proceedings by the Swiss Resolution Authority with respect to the Guarantor, referred to herein as "Guarantor Restructuring Proceedings." A "Bank Restructuring Event" shall be deemed to have occurred upon the opening of Restructuring Proceedings by the Swiss Resolution Authority with respect to Credit Suisse, referred to herein as "Bank Restructuring Proceedings."

Exchange Following a Completion Event	Upon a Completion Event (as defined below), if and to the extent that (a) the Exchange Notes of any series have not been fully written-down and/or converted into equity of the Guarantor and (b) the Guarantor is or would be required to deduct Swiss withholding tax from interest payments on the Exchange Notes under Swiss laws in effect at such time, then the Guarantor will exchange the Exchange Notes of such series for a like principal amount of New Notes (as defined below) on a one-for-one basis by (i) redeeming the Exchange Notes of the relevant series by delivering New Notes in lieu of cash to the Trustee on behalf of the holders and (ii) paying to the Trustee on behalf of the holders in cash any accrued and unpaid interest on the Exchange Notes of the relevant series up to (and including) the date immediately prior to the date of such exchange (for the avoidance of doubt, to the extent that such interest has not been written-down and cancelled or converted into equity of the Guarantor in connection with the relevant Guarantor Restructuring Proceedings) in each case on the date specified therefor in the Completion Event Notice (as defined below), which we refer to as a "Post-Restructuring Exchange." Receipt by the Trustee of the New Notes in exchange for the outstanding Exchange Notes of the relevant series and the required cash payment, if any, by the Guarantor will constitute good and complete discharge of the Guarantor's obligations in respect of the Exchange Notes of the relevant series. Notwithstanding the foregoing, if at the time of the Completion Event, the Guarantor is not and will not be required to deduct Swiss withholding tax from interest payments on the Exchange Notes under Swiss laws in effect at such time, the Guarantor may, but will not be required to, exchange the Exchange Notes pursuant to a Post-Restructuring Exchange.

A "Completion Event" means, following a Restructuring Event, the publication of the notice by the Swiss Resolution Authority that the Guarantor Restructuring Proceedings have been completed; provided, however, that if the Restructuring Event occurred as a result of Bank Restructuring Proceedings only, and no Guarantor Restructuring Event has since occurred, then Completion Event means the publication of the notice by the Swiss Resolution Authority that the Bank Restructuring Proceedings have been completed (the Issuer agreeing to provide a copy of any notice referred to in this definition directly to DTC (as defined below) with an informational copy to the Trustee).

"New Notes" means, with respect to each series of Exchange Notes, notes (a) to be issued by the Issuer, with the benefit of a guarantee issued by the Guarantor, (b) otherwise having the same terms as the relevant series of Exchange Notes (including, without limitation, the same denomination per Exchange Note) at the time of the Post-Restructuring Exchange, and (c) having an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes of such series outstanding on the date of the Post-Restructuring Exchange. Such notes will be issued pursuant to a new indenture.

"Completion Event Notice" means, upon the occurrence of a Completion Event with respect to which a Post-Restructuring Exchange is required or has been elected by the Guarantor, the notice that the Guarantor will give to the holders through DTC or other clearing system (with a copy to the Trustee for information purposes) no more than 30 days after the occurrence of such event, which notice will state that a Completion Event has occurred and specify the date on which a Post-Restructuring Exchange will take place, which date will be not less than 60 nor more than 90 Business Days after the date of the Completion Event Notice.
Tax Redemption
Subject to the prior approval of FINMA, if then required under Swiss laws and regulations applicable to the Guarantor from time to time, the Issuer may at its option redeem the Exchange Notes of any series, in whole but not in part, at any time on giving not less than 30 nor more than 60 days' notice, at the principal amount of the Exchange Notes being redeemed, together with accrued interest to the date of redemption, if it or the Guarantor has or will become obligated to pay Additional Amounts in respect of the Exchange Notes of such series as described herein under "Description of Exchange Notes—Tax Redemption."
Events of Default	With respect to any series of Exchange Notes, it will be an Event of Default if:

(i)	payment of the principal or any premium on any Exchange Note of such series is not made when due and payable;
(ii)	payment of the interest on any Exchange Note of such series is not made for 30 Business Days after such interest becomes due and payable;
(iii)

any other covenant in the applicable Indenture is not performed for 60 Business Days after written notice from the Trustee or from the holders of 25% in principal amount of the outstanding Exchange Notes of such series; or

(iv)	certain events of bankruptcy, insolvency or insolvent reorganization are taken with respect to the Issuer or the Guarantor;

provided, however, that neither (i) a Guarantor Restructuring Event, nor (ii) the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the principal amount of, and/or accrued interest on, the Exchange Notes, nor (iii) the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of principal and/or interest under the Exchange Notes, nor (iv) any consequences resulting from any of the foregoing, will be a Default or an Event of Default. A "Default" is any event which is, or after notice or the passage of time or both would be, an Event of Default. For the avoidance of doubt, any consequences resulting from any Non-Restructuring Protective Measures that would otherwise constitute a Default or an Event of Default will constitute a Default or an Event of Default, as applicable. See "Description of Exchange Notes—Events of Default."
Listing and Admission to Trading
Application will be made to the SIX Swiss Exchange for listing of each series of the Exchange Notes. The Exchange Notes are expected to be provisionally admitted to trading on the SIX Swiss Exchange from . The last trading day for each series of Exchange Notes is expected to be the second trading day prior to the date on which the Exchange Notes of such series are fully redeemed in accordance with the applicable Indenture.
Book-Entry Issuance, Settlement and Clearance
Each series of Exchange Notes will be represented by one or more fully registered global notes (the "Global Notes"). The Global Notes will be registered under the name of Cede & Co., as nominee for DTC. You may elect to hold interests in the Exchange Notes through either DTC (in the United States), or Clearstream Banking, société anonyme, which we refer to as "Clearstream, Luxembourg," or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as "Euroclear" (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

ERISA	The Exchange Notes may be acquired by (i) an "employee benefit plan" as defined in and subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a plan, account or other arrangement subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), (iii) any plan (such as a governmental plan (as defined in Section 3(32) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA and that have made no election under Section 410(d) of the Code)), account or arrangement that, while not subject to Title I of ERISA or Section 4975 of the Code, is subject to substantially similar provisions of any U.S. federal, state or local law, or non-U.S. law ("Similar Law") or (iv) any entity whose underlying assets include, or are deemed for the purposes of ERISA, the Code or any Similar Law to include, plan assets of any such employee benefit plan or other plan, account or arrangement, each as described in (i), (ii) or (iii), subject to certain conditions. Each investor in an Exchange Note will be deemed to have made certain representations regarding these matters. Prospective investors must carefully consider the restrictions set forth in "Certain ERISA Considerations."
Taxation
All payments of principal and interest in respect of the Exchange Notes will be made by the Issuer, failing which by the Guarantor, without withholding or deduction for or on account of taxes imposed by Guernsey or Switzerland, unless such withholding or deduction is required by law. In the event that any such deduction or withholding is imposed by Guernsey or Switzerland, the Issuer, failing which, the Guarantor, will, save in certain limited circumstances as described herein under "Description of Exchange Notes—Payment of Additional Amounts," be required to pay Additional Amounts to cover the amounts so deducted or withheld. Also see "Description of Exchange Notes—Tax Redemption."
For a discussion of the U.S. federal income taxation of the Exchange Notes, see "Taxation—United States Taxation."
Risk Factors
There are certain factors that may affect the Issuer's and the Guarantor's ability to fulfill their respective obligations under the Exchange Notes. For a discussion of significant factors you should consider carefully before deciding to participate in the Exchange Offers, see "Risk Factors—Risks relating to the Exchange Notes" below.
Governing Law	The Exchange Notes, the Indentures and the Guarantees will be governed by New York law.

Jurisdiction	Any suit, action or proceeding against the Issuer or the Guarantor arising out of or based upon the Exchange Notes, the Guarantees or the Indentures may be instituted in any state or federal court in the borough of Manhattan, The City of New York.
Trustee, Principal Paying Agent, Registrar and Transfer Agent	U.S. Bank National Association.
Swiss Paying Agent and Swiss Listing Agent	Credit Suisse.
Currency	United States dollars.
Swiss Security Numbers	Exchange Notes due 2020: 30190766.
Exchange Notes due 2025: 30190767.
Exchange Notes due 2045: 30190768.
Exchange Notes due 2022: 30190769.

RISK FACTORS

        Investing in the Exchange Notes involves risk, including the risk of loss of a holder's entire investment in the Exchange Notes. Before making a decision whether to participate in the Exchange Offers, you should carefully consider the risks and uncertainties described in this prospectus, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein. Investors should reach their own investment decision with regard to the Exchange Notes only after consultation with their own financial and legal advisers about risks associated with an investment in the Exchange Notes, and the suitability of investing in the Exchange Notes in light of their particular circumstances.

        Each of the Issuer and the Guarantor believes that the factors described below represent the principal risks inherent in investing in the Exchange Notes, but the inability of the Issuer or the Guarantor to pay interest, principal or other amounts on or in connection with any Exchange Notes or otherwise fulfill their obligations in connection with any Exchange Notes may occur for other reasons which may not be considered significant risks by the Issuer or the Guarantor based on information currently available to them or which they may not currently anticipate. In addition, certain factors which are material for the purpose of assessing the market risks associated with the Exchange Notes are also described below. Prospective investors should give careful consideration to the following risk factors in evaluating the merits and suitability of an investment in the Exchange Notes. The information is not intended to be an exhaustive list of all potential risks associated with an investment in the Exchange Notes. Prospective investors should also read the detailed information set out elsewhere in this prospectus and reach their own views prior to making any investment decision.

        Capitalized terms used in this section but not defined herein shall have the meanings assigned to them elsewhere in this prospectus.

Risks Relating to the Exchange Offers

There is uncertainty as to the trading market for Original Notes not exchanged.

        To the extent tenders of Original Notes for exchange in the Exchange Offers are accepted by us and the Exchange Offers are completed, the trading market for the Original Notes that remain outstanding following such completion may be significantly more limited. The remaining Original Notes may command a lower price than a comparable issue of securities with greater market liquidity. A reduced market value and reduced liquidity may also make the trading price of the remaining Original Notes more volatile. As a result, the market price for the Original Notes that remain outstanding after the completion of the Exchange Offers may be adversely affected as a result of the Exchange Offers and holders may be unable to resell their Original Notes for an extended period of time, if at all. Neither the Issuer nor the Exchange Agent has any duty to make a market in any remaining Original Notes.

Original Notes not exchanged will be treated differently from Exchange Notes.

        If you do not exchange your Original Notes for Exchange Notes pursuant to the Exchange Offers, the Original Notes you hold will continue to be subject to the existing transfer restrictions. The Original Notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. Original Notes not exchanged in the Exchange Offers will remain outstanding, and the terms and conditions governing the Original Notes will remain unchanged. As a result, holders who do not participate in the Exchange Offers will face restrictions on the resale of their Original Notes, and may not be able to sell their Original Notes at the time they wish or at prices acceptable to them. In addition, we do not anticipate that we will register the Original Notes under the Securities Act and, if you are eligible to exchange your Original Notes in the

Exchange Offers and do not exchange your Original Notes in the Exchange Offers, you will no longer be entitled to have those Original Notes registered under the Securities Act.

Responsibility for complying with the procedures of the Exchange Offers.

        Holders of Original Notes are responsible for complying with all of the procedures for tendering Original Notes for exchange in a timely manner. Therefore, holders of Original Notes that wish to exchange them for Exchange Notes should allow sufficient time to ensure timely delivery of the Original Notes and other required documents to the Exchange Agent and holders should carefully follow the instructions on how to tender their Original Notes. If the instructions are not strictly complied with, the agent's message, as defined below, may be rejected. Neither the Issuer nor the Exchange Agent assumes any responsibility for informing any holder of Original Notes of irregularities with respect to such holder's participation in the Exchange Offers. See "The Exchange Offers—Procedures for Tendering."

Consummation of the Exchange Offers may not occur.

        The Exchange Offers are subject to the satisfaction of certain conditions. See "The Exchange Offers—Conditions to the Exchange Offers." Even if the Exchange Offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Original Notes tendered in the Exchange Offers.

        Until the Issuer announces whether it has accepted valid tenders of Original Notes for exchange pursuant to the Exchange Offers, no assurance can be given that the Exchange Offers will be completed because, subject to applicable law and as provided in this prospectus, the Issuer may, in its sole discretion, extend, re-open, amend, waive any condition of or terminate any or all of the Exchange Offers, subject to applicable law, at any time until then.

Registration and prospectus delivery requirements of the Securities Act.

        If you exchange your Original Notes in the Exchange Offers for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased Original Notes for its own account as part of market-making activities or trading activities must deliver a prospectus when it sells the Exchange Notes it receives in exchange for Original Notes in the Exchange Offers. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.

Risks relating to the Exchange Notes

By acquiring the Exchange Notes, you agree to be bound by the exercise of any Swiss Resolution Power with respect to the Guarantor that results in the write-down and cancellation of the Exchange Notes and/or their conversion into equity of the Guarantor and the ordering of any Restructuring Protective Measures that result in the deferral of payments under the Exchange Notes, any of which actions may result in the loss of your investment in the Exchange Notes.

        By its acquisition of the Exchange Notes, each holder of the Exchange Notes (including each beneficial owner) acknowledges, agrees to be bound by, and consents to the exercise of, any Swiss Resolution Power with respect to the Guarantor that results in the write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of the, principal amount of, and/or accrued interest on, the Exchange Notes, irrespective of whether such amounts have already become due and payable prior to such action. By its acquisition of the Exchange Notes, each such holder (including each beneficial owner) further acknowledges, agrees to be bound by, and consents to the ordering of, any Restructuring Protective Measures that result in the deferment of payment of principal and/or interest under the Exchange Notes. As a result, holders could lose all or substantially all of the amount of their investment in the Exchange Notes. If the Swiss Resolution Authority orders the conversion of any Exchange Notes into equity of the Guarantor, securities received by the holders of Exchange Notes may be worth significantly less than the Exchange Notes and may have a significantly different risk profile. By its acquisition of the Exchange Notes, each holder (including each beneficial owner) further acknowledges and agrees that its rights are subject to, and, if necessary, will be altered without such holder's consent, including by means of an amendment or modification to the terms of the Indentures or of the Exchange Notes, so as to give effect to any such exercise of Swiss Resolution Power or any such ordering of Restructuring Protective Measures. For more information, see "Description of Exchange Notes—Agreement with Respect to the Exercise of Swiss Resolution Power and Ordering of Restructuring Protective Measures." See also "—The rights of holders of the Exchange Notes may be adversely affected should the Guarantor become subject to the broad statutory powers of the Swiss Resolution Authority allowing it to order Protective Measures, institute Restructuring Proceedings, exercise any Swiss Resolution Power, or institute liquidation proceedings with respect to the Guarantor."

The rights of holders of the Exchange Notes may be adversely affected should the Guarantor become subject to the broad statutory powers of the Swiss Resolution Authority allowing it to order Protective Measures, institute Restructuring Proceedings, exercise any Swiss Resolution Power or institute liquidation proceedings with respect to the Guarantor.

        As of the date hereof, the resolution regime under Swiss banking laws and regulations applies only to duly licensed banks in Switzerland, such as Credit Suisse, and not to a parent company of a financial group, such as the Guarantor. However, pursuant to an amendment to the Swiss Banking Act that was approved by the Swiss Parliament and is expected to enter into force on January 1, 2016, the scope of the Swiss bank resolution regime will be extended to Swiss parent companies of financial groups, including the Guarantor, so that the same resolution regime that currently applies to Credit Suisse will also apply to the Guarantor. Under the Swiss Banking Act, as so amended, the Swiss Resolution Authority will be able to exercise its broad statutory powers thereunder with respect to the Guarantor, including the ordering of Protective Measures, the institution of Restructuring Proceedings (and the exercise of any Swiss Resolution Power in connection therewith), and the institution of liquidation proceedings. Under the terms of the Exchange Notes, if the Swiss Resolution Authority were to at any time open Restructuring Proceedings with respect to the Guarantor prior to such time as the Guarantor had voluntarily substituted itself for the Issuer for all purposes under the Exchange Notes, the Guarantor will be automatically substituted for the Issuer for all purposes under the Exchange Notes without further consent of the holders of the Exchange Notes. This means that, in any case, if Restructuring Proceedings are opened with respect to the Guarantor, the obligations under the Exchange Notes would at such time only be owed to the holders by, and the holders of such Exchange Notes would only have a claim against, the Guarantor. In addition, in connection with any such Guarantor Restructuring Proceedings, the Swiss Resolution Authority would be able to exercise its Swiss Resolution Powers to, among other things, fully or partially write-down the principal of, and cancel, the Exchange Notes and/or convert the Exchange Notes into equity of the Guarantor. In such a case, holders of the Exchange Notes would lose all or some of their investment in the Exchange Notes. If the Swiss Resolution Authority orders the conversion of any Exchange Notes into equity of the Guarantor, securities received by the holders of Exchange Notes may be worth significantly less than the Exchange Notes and may have a significantly different risk profile. In addition, if the Swiss Resolution Authority were to order any Restructuring Protective Measures that would require or result in the deferment of payment of principal and/or interest under the Exchange Notes, no such payment of principal or interest, as applicable, shall be due and payable under the Exchange Notes until permitted by the Swiss Resolution Authority (as set forth in the relevant order or as otherwise notified by the Swiss Resolution Authority), and such non-payment will not constitute a Default or an Event of Default. As a result, all payments on the Exchange Notes may cease after the exercise of any Swiss Resolution Power with respect to the Guarantor, the ordering of any Restructuring Protective Measures or the institution of liquidation proceedings.

        Once the above described amendment to the Swiss Banking Act takes effect, there can be no assurance that the taking of any actions by the Swiss Resolution Authority thereunder with respect to the Guarantor would not adversely affect the rights of holders of the Exchange Notes, the price or value of an investment in the Exchange Notes and/or the Issuer's or Guarantor's ability to satisfy their obligations under the Exchange Notes.

        For a description of the resolution regime under Swiss banking laws and regulations as it currently applies to Credit Suisse and the various restructuring tools available to FINMA, see "—Recent regulatory developments and proposals—Switzerland" and "—Regulatory framework—Switzerland—Resolution regime" under "Information on the Company—Regulation and Supervision" of the Guarantor's and Credit Suisse's Annual Report 2014.

The Swiss Resolution Authority may fully or partially write-down the Exchange Notes and/or convert the Exchange Notes into equity of the Guarantor.

        Once the Guarantor becomes subject to the Swiss bank resolution regime, if the Swiss Resolution Authority were to open Guarantor Restructuring Proceedings, it would be able to exercise its Swiss Resolution Powers to fully or partially write-down of the principal of, and/or accrued interest on, the Exchange Notes. In the case of a full write-down of the principal of, and accrued interest on, the Exchange Notes, the Exchange Notes would be permanently written-down to zero and cancelled, and holders would lose all of the amount of their investment in the Exchange Notes. Upon the occurrence of any such full or partial write-down, holders would not, at such time or at any time thereafter, (i) receive any shares or other participation rights in the Issuer or the Guarantor or be entitled to any other participation in the upside potential of any equity or debt securities issued by the Issuer or the Guarantor or (ii) be entitled to any write-up or any other compensation in the event of a potential recovery of the Issuer or the Guarantor or any change in the financial condition thereof.

        If the Swiss Resolution Authority were to open Guarantor Restructuring Proceedings and exercise its Swiss Resolution Powers to fully or partially convert the Exchange Notes into equity of the Guarantor, holders should also note that the circumstances surrounding such event will likely include a prior deterioration in the market price, if any, of such equity instruments, (e.g., shares of the Guarantor), which may be expected to accelerate after the opening of such Guarantor Restructuring Proceedings. As a result, the value of the equity instruments received could be substantially lower than the price paid for the Exchange Notes at the time of their purchase or the principal amount of the Exchange Notes, and the equity instruments would have a significantly different risk or liquidity profile from the Exchange Notes. Further, there is no assurance that the conversion rate set by the Swiss Resolution Authority will reflect par or other market conditions. As a result, holders could lose all or substantially all of the amount of their investment in the Exchange Notes. Additionally, if the Exchange Notes are converted into equity instruments, holders will be effectively subordinated to all creditors in the event of a winding up, liquidation or dissolution of the Guarantor, which would increase the risk that holders will lose all or some of their investment. Further, we do not expect that any securities issued upon conversion of the Exchange Notes would meet the listing requirements of any securities exchange. It is likely that any instruments received by holders of the Exchange Notes upon conversion of the Exchange Notes will not be listed for at least an extended period of time, if at all, or, if initially or previously listed, may be delisted by the relevant exchange. Unlisted instruments may be less liquid than listed instruments, and therefore may have little or no resale value.

        By its acquisition of the Exchange Notes, each holder and beneficial owner of an Exchange Note, by accepting a direct or beneficial interest in such Exchange Notes, acknowledges, agrees to be bound by, and consents to, a write-down of the principal of, and/or accrued interest on, the Exchange Notes and/or a conversion of the Exchange Notes into equity of the Guarantor by the Swiss Resolution Authority ordered in connection with Guarantor Restructuring Proceedings.

        For a description of the current regime under Swiss banking laws and regulations as it currently applies to Credit Suisse and the various restructuring tools available to the Swiss Resolution Authority, see "—Recent regulatory developments and proposals—Switzerland" and "—Regulatory framework—Switzerland—Resolution regime" under "Information on the Company—Regulation and Supervision" of the Guarantor's and Credit Suisse's Annual Report 2014.

The Swiss Resolution Authority has substantial discretion as to which Swiss Resolution Powers it can exercise.

        The Banking Insolvency Ordinance governs restructuring or liquidation proceedings with respect to Swiss banks and securities dealers, such as Credit Suisse. Instead of prescribing a particular resolution concept, the Banking Insolvency Ordinance provides the Swiss Resolution Authority with a significant amount of authority and discretion in the case of restructuring or liquidation proceedings, as well as various restructuring tools from which the Swiss Resolution Authority may choose. Pursuant to an amendment to the Swiss Banking Act that was approved by the Swiss parliament and is expected to enter into force on January 1, 2016, the scope of the Swiss bank resolution regime will be extended to Swiss parent companies of financial groups, such as the Guarantor. See also "—The rights of holders of the Exchange Notes may be adversely affected should the Guarantor become subject to the broad statutory powers of the Swiss Resolution Authority allowing it to order Restructuring Protective Measures, institute Restructuring Proceedings, exercise any Swiss Resolution Power, or institute liquidation proceedings with respect to the Guarantor."

        If the Swiss Resolution Authority were to open Restructuring Proceedings with respect to Credit Suisse or (once the Guarantor becomes subject to the Swiss bank resolution regime) the Guarantor, the Swiss Resolution Authority would have discretion to exercise Swiss Resolution Powers, including (i) transferring the assets of Credit Suisse or the Guarantor, as applicable, or portions thereof, together with such entity's debt and other liabilities, or portions thereof, and contracts, to another entity, (ii) staying (for a maximum of 48 hours) the termination of, and the exercise of rights to terminate relating to, financial contracts to which the relevant entity is a party, (iii) converting the relevant entity's debt into equity (a "debt-to-equity swap"), and/or (iv) partially or fully writing off the relevant entity's obligations (a "haircut"). In particular, in the case of Guarantor Restructuring Proceedings, the Guarantor would become the issuer for all purposes under the Exchange Notes and the Swiss Resolution Authority would be able to take any of the foregoing actions with respect to the Exchange Notes.

        Prior to any debt-to-equity swap or haircut with respect to the Exchange Notes, outstanding equity capital and debt instruments issued by the Guarantor that are part of its regulatory capital (including outstanding high trigger capital instruments and low trigger capital instruments, if any) must be converted or written-down, as applicable, and cancelled. Any debt-to-equity swap (but potentially not any haircut), would have to follow the hierarchy of liquidation claims of the relevant debt to the extent such debt is not excluded from such conversion by the Banking Insolvency Ordinance. Contingent liabilities of the Guarantor, such as guarantees, could also be subjected to a debt-to-equity swap or a haircut, to the extent amounts are due and payable thereunder at any time during Guarantor Restructuring Proceedings.

The Swiss Resolution Authority has discretion as to when and if to open Restructuring Proceedings, and the circumstances under which it would exercise its Swiss Resolution Power are currently uncertain.

        The Swiss Resolution Authority may open liquidation or Restructuring Proceedings with respect to Credit Suisse or (once the Guarantor becomes subject to the Swiss bank resolution regime) the Guarantor, if there is justified concern that the relevant entity is over-indebted, has serious liquidity problems or, after the expiry of a deadline, no longer fulfills capital adequacy requirements. Such proceedings may only take the form of Restructuring Proceedings, rather than liquidation proceedings, if (i) the recovery of, or the continued provision of individual banking services by, the relevant entity appears likely and (ii) the creditors of the relevant entity are likely better off in Restructuring Proceedings than in liquidation proceedings. However, the Swiss Resolution Authority still retains significant discretion and there is therefore significant uncertainty regarding the specific factors that it would consider in deciding whether to open Restructuring Proceedings with respect to any Swiss financial institution.

        Once the Swiss Resolution Authority has opened Restructuring Proceedings, it may consider factors such as the results of operations, financial condition (in particular the level of indebtedness), liquidity profile and regulatory capital adequacy of each of Credit Suisse and the Guarantor, if applicable, when determining whether to exercise any Swiss Resolution Power, as well as other factors. The criteria that the Swiss Resolution Authority would consider in exercising any Swiss Resolution Power provide it with considerable discretion. Therefore, holders of the Exchange Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Swiss Resolution Power and, consequently, its potential effect on the Exchange Notes and/or the Guarantor, if applicable.

Following a Completion Event, the New Notes provided to holders, if any, may have a lower principal amount than the Exchange Notes held prior to the Restructuring Proceedings and may not be registered or listed.

        Under the terms of the Exchange Notes, upon the occurrence of a Restructuring Event, if the Guarantor has not already voluntarily substituted itself for the Issuer for all purposes under any series of Exchange Notes, the Guarantor will automatically be substituted for the Issuer for all purposes under the Exchange Notes without further consent of the holders of the Exchange Notes. This means that, in any case, upon the occurrence of a Restructuring Event, the Guarantor will be the issuer for all purposes under the Exchange Notes. Provided that the Exchange Notes of any series are not fully written-down and/or converted into equity of the Guarantor pursuant to any Guarantor Restructuring Proceedings, and provided that the Guarantor is or would be required to deduct Swiss withholding tax from interest payments on the Exchange Notes of such series under Swiss laws in effect at such time, upon the occurrence of a Completion Event, the Guarantor will exchange the Exchange Notes of such series for a like principal amount of New Notes on a one-for-one basis by (i) redeeming the Exchange Notes of the relevant series by delivering New Notes in lieu of cash to the Trustee on behalf of the holders and (ii) paying to the Trustee on behalf of the holders in cash any accrued and unpaid interest on the Exchange Notes of the relevant series up to (and including) the date immediately prior to the date of such exchange (for the avoidance of doubt, to the extent that such interest has not been written-down and cancelled or converted into equity of the Guarantor in connection with the relevant Guarantor Restructuring Proceedings). The New Notes will be issued by the original Issuer, have the same terms as the Exchange Notes of the relevant series at the time of such exchange and have the benefit of a guarantee issued by the Guarantor. However, if the Exchange Notes of the relevant series were partially written-down and/or converted into equity of the Guarantor following the exercise of any Swiss Resolution Powers with respect to the Guarantor, the New Notes will have a lower principal amount than the Exchange Notes originally held in order to reflect such write-down and/or conversion. Holders of Exchange Notes should also be aware that, if at the time of the Completion Event, the Guarantor is not required to deduct Swiss withholding tax from interest payments on the Exchange

Notes under Swiss laws in effect at such time, the Guarantor may, but will not be required to, exchange the Exchange Notes pursuant to a Post-Restructuring Exchange. Even if the Exchange Notes were registered with the SEC at the time of the opening of Bank or Guarantor Restructuring Proceedings, there can be no assurance that any New Notes provided to holders pursuant to such exchange will be registered with the SEC. Unregistered instruments may be more illiquid than registered instruments, and therefore may have little or no resale value. Further, we do not expect that any New Notes issued upon exchange of the Exchange Notes will at such time meet the listing requirements of any securities exchange. It is likely that any New Notes received by holders of the Exchange Notes upon exchange of the Exchange Notes will not be listed for at least an extended period of time, if at all, or, if initially or previously listed, may be delisted by the relevant exchange. Unlisted instruments may be more illiquid than listed instruments, and therefore may have little or no resale value.

The rights of holders of the Exchange Notes to challenge the exercise of any Swiss Resolution Power are limited.

        Once the Guarantor becomes subject to the Swiss bank resolution regime, creditors, including holders of the Exchange Notes or the Trustee acting on their behalf, will have no right to reject any restructuring plan approved by the Swiss Resolution Authority pursuant to which it exercises its Swiss Resolution Powers in connection with Guarantor Restructuring Proceedings. Furthermore, creditors, including holders of the Exchange Notes or the Trustee acting on their behalf, will have no right to seek the suspension of any such restructuring plan. In particular, in the case of Guarantor Restructuring Proceedings, holders of the Exchange Notes or the Trustee acting on their behalf would have no right to reject or seek the suspension of any exercise of Swiss Resolution Powers that result in the write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of the, principal amount of, and/or accrued interest on, the Exchange Notes, irrespective of whether such claims have already become due and payable prior to the occurrence of a Guarantor Restructuring Event. In addition, holders of the Exchange Notes will have only limited rights to challenge any decision of the Swiss Resolution Authority to exercise its Swiss Resolution Powers with respect to the Guarantor or to have that decision reviewed by a judicial or administrative process or otherwise.

The Swiss Resolution Authority may order Protective Measures with respect to the Guarantor, including the deferral of payment of interest or principal, and the rights of holders of the Exchange Notes to challenge any such Protective Measures are limited.

        Once the Guarantor becomes subject to the Swiss bank resolution regime, the Swiss Resolution Authority may order Protective Measures with respect to the Guarantor if there is justified concern that the Guarantor is over-indebted, has serious liquidity problems or, after the expiration of any relevant deadline, no longer fulfills capital adequacy requirements. Such Protective Measures may be ordered (i) outside of and independently of any Guarantor Restructuring Proceedings or (ii) upon the opening of or during any Guarantor Restructuring Proceedings. Protective Measures may include, but are not limited to, certain measures that could require or result in a moratorium or the deferment of payment of principal and/or interest due under the Exchange Notes.

        The Guarantor and the Issuer will have limited ability to challenge any such Protective Measures. Additionally, holders of the Exchange Notes, or the Trustee acting on their behalf, would have no right under Swiss law and in Swiss courts to reject, seek the suspension of, or to challenge the imposition of any such Protective Measures, including any Protective Measures that require or result in the deferment of payment of principal and/or interest under the Exchange Notes.

        Any non-payment of principal and/or interest when due on any Exchange Notes that arises as a result of any Non-Restructuring Protective Measures ordered with respect to the Guarantor could constitute a Default or an Event of Default. The Guarantor and the Issuer will have limited ability to prevent any such Default or Event of Default.

        Any non-payment of principal and/or interest when otherwise due on any Exchange Notes that arises as a result of any Restructuring Protective Measures will not constitute a Default or an Event of Default.

        In the case that the Swiss Resolution Authority orders a moratorium as a Protective Measure with respect to the Guarantor, for so long as such Protective Measure is in effect, amongst others, the possibility to initiate or continue debt collection proceedings or court proceedings in Switzerland against the Guarantor with respect to claims under the Exchange Notes would be suspended.

Certain events do not constitute Defaults or Events of Default under the Exchange Notes.

        Under the terms of the Indentures, neither (i) a Guarantor Restructuring Event, nor (ii) the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the principal amount of, and/or accrued interest on, the Exchange Notes, nor (iii) the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of principal and/or interest under the Exchange Notes, nor (iv) any consequences resulting from any of the foregoing, will be a Default or an Event of Default.

Changes in law may adversely affect the rights of the holders.

        Changes in law after the date hereof may adversely affect the rights and effective remedies of holders as well as the market value of the Exchange Notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Exchange Notes, which may have an adverse effect on investment in the Exchange Notes.

The Issuer may, without consent of the holders, substitute the Guarantor as issuer.

        Under the terms of each series of Exchange Notes, the Issuer may, without consent of the holders, substitute the Guarantor for itself as issuer under the applicable Exchange Notes, provided that there has been a change of Swiss tax law permitting the Guarantor to pay interest on such Exchange Notes without the deduction by the Guarantor of withholding tax. Further, under the terms of each series of Exchange Notes, provided that a Voluntary Issuer Substitution has not previously occurred, upon the occurrence of a Restructuring Event, the Guarantor will automatically be substituted for the Issuer for all purposes under the applicable Exchange Notes without further consent of the holders of the Exchange Notes or the Trustee. This means that, upon either a Voluntary Issuer Substitution or an automatic Restructuring Issuer Substitution under any series of Exchange Notes, the obligations under such Exchange Notes to the holders would only be of, and the holders of such Exchange Notes would only have a claim against, the Guarantor and the Guarantees would cease to exist.

The Exchange Notes may not be a suitable investment for all investors.

        Each potential investor in the Exchange Notes must determine the suitability of such investment in light of its own circumstances. Holders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax or accounting consequences of participating in the Exchange Offers. In particular, each potential investor should:

  (i)
  have sufficient knowledge and experience to make a meaningful evaluation of the Exchange Notes, the merits and risks of investing in the Exchange Notes and the information contained or incorporated by reference in this prospectus;

  (ii)
  have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Exchange Notes and the impact the Exchange Notes will have on its overall investment portfolio;

  (iii)
  have sufficient financial resources and liquidity to bear all of the risks of an investment in the Exchange Notes, including where the currency for principal or interest payments is different from the currency in which such potential investor's financial activities are principally denominated;

  (iv)
  understand thoroughly the terms of the Exchange Notes, such as the circumstances under which the Swiss Resolution Authority will have power to write-down or require a conversion of the Exchange Notes into equity of the Guarantor and/or defer payments thereunder, and the effect of the condition of the Guarantor and Credit Suisse on the Exchange Notes;

  (v)
  understand thoroughly that certain events do not constitute Defaults or Events of Default under the Exchange Notes; and

  (vi)
  be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

        A potential investor should not invest in the Exchange Notes unless it has the knowledge and expertise (either alone or with a financial adviser) to evaluate how the Exchange Notes will perform under changing conditions, the resulting effects on the value of the Exchange Notes due to the likelihood of an exercise of Swiss Resolution Power or the ordering of Protective Measures with respect to the Guarantor, and the impact this investment will have on the potential investor's overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus or incorporated by reference herein.

        None of the Issuer, the Exchange Agent or their respective directors, employees or affiliates is acting for any holder, or will be responsible to any holder for providing any protections which would be afforded to its clients or for providing advice in relation to the Exchange Offers, and accordingly none of the Issuer, the Exchange Agent or their respective directors, employees and affiliates makes any recommendation whatsoever regarding the Exchange Offers, or any recommendation as to whether you should tender their Original Notes for exchange pursuant to the Exchange Offers.

No public market exists for the Exchange Notes, and there are uncertainties regarding the existence of any trading market for the Exchange Notes.

        The Exchange Notes are new securities which may not be widely distributed and for which there is currently no active trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount to their issue price, depending upon prevailing interest rates, the market for similar securities, general economic conditions, or the Guarantor's results of operations, financial condition, liquidity profile and regulatory capital adequacy. Therefore, holders may not be able to sell their Exchange Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. The Exchange Notes generally would have a more limited secondary market and more price volatility than conventional debt securities.

        Although application will be made for the admission to trading and listing of the Exchange Notes on the SIX Swiss Exchange, there can be no assurance that such application will be accepted or that an active trading market in the Exchange Notes will develop.Accordingly, there can be no assurance as to the development or liquidity of any trading market for the Exchange Notes. Illiquidity may have a severely adverse effect on the market value of the Exchange Notes.

Credit ratings may not reflect all risks. Changes to the credit ratings of the Exchange Notes could affect the value of the Exchange Notes.

        Upon issuance, it is expected that one or more independent credit rating agencies will assign credit ratings to the Exchange Notes. However, the Issuer is under no obligation to ensure that the Exchange Notes are rated by any rating agency. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the Exchange Notes. There can be no assurance that the methodology of these rating agencies will not evolve or that such ratings will not be suspended, reduced or withdrawn at any time. Further, such credit rating may be revised downwards in the event of a deterioration in the capital position or viability of the Guarantor. A rating is not a recommendation to buy, hold or sell securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

The Guarantor's credit rating may not reflect all risks of an investment in the Exchange Notes and the Guarantees.

        The Guarantor's credit rating may not reflect the potential impact of all risks relating to the market values of the Exchange Notes and the Guarantees. However, real or anticipated changes in the Guarantor's credit rating will generally affect the market values of the Exchange Notes and the Guarantees or may result in a downgrade in the ratings for the Exchange Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

There is no restriction on the amount or type of further securities or indebtedness which the Guarantor or the Issuer may issue.

        There is no restriction on the amount or type of further securities or indebtedness which the Guarantor or the Issuer may issue, incur or guarantee, as the case may be, which rank senior to, or pari passu with, the Exchange Notes. The issue or guaranteeing of any such further securities or indebtedness may limit the ability of the Guarantor or the Issuer to meet their respective obligations under the Exchange Notes.

The market value of the Exchange Notes may be influenced by unpredictable factors.

        Many factors, most of which are beyond the Issuer's and the Guarantor's control, will influence the value of the Exchange Notes and the price, if any, at which securities dealers may be willing to purchase or sell the Exchange Notes in the secondary market, including:

  (i)
  the creditworthiness of the Guarantor and, in particular its results of operations, financial condition, liquidity profile and regulatory capital adequacy;

  (ii)
  supply and demand for the Exchange Notes, including inventory with any securities dealer; and

  (iii)
  economic, financial, political or regulatory events or judicial decisions that affect the Issuer and the Guarantor or the financial markets generally.

        Accordingly, if a holder sells its Exchange Notes in the secondary market, it may not be able to obtain a price equal to the principal amount of the Exchange Notes or a price equal to the price that it paid for the Exchange Notes.

The global certificates are held by or on behalf of DTC, Euroclear and Clearstream, Luxembourg and holders will have to rely on their procedures for transfer, payment, voting and communication with the Issuer.

        The Exchange Notes are represented by global certificates deposited with the Custodian for DTC. Except in certain limited circumstances described in the global certificates, holders will not be entitled to receive Exchange Notes in definitive form. DTC (and Euroclear and Clearstream, Luxembourg as indirect participants in DTC) will maintain records of the beneficial interests in the global certificates. While the Exchange Notes of any series are represented by one or more global certificates, holders will be able to trade their beneficial interests in Exchange Notes of such series only through DTC or any other clearing system, as applicable.

        A holder of a beneficial interest in a global certificate must rely on the procedures of DTC or any other clearing system to receive payments under the Exchange Notes. The Issuer and Guarantor have no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global certificates.

        Holders of beneficial interests in the global certificates will not have a direct right to vote in respect of the Exchange Notes. Instead, such holders will be permitted to act only to the extent that they are enabled by DTC to appoint appropriate proxies.

Any transfer of Exchange Notes that is initiated prior to the delivery of a notice to DTC specifying the occurrence of a Restructuring Event but that is scheduled to settle after receipt of such notice by DTC will be rejected by DTC and will not settle within DTC.

        Following the receipt of notice by DTC regarding the occurrence of a Restructuring Event, DTC shall suspend all clearance and settlement of the Exchange Notes. As a result, holders will not be able to settle the transfer of any Exchange Notes following the receipt of such notice by DTC due to the suspension of settlement activities with respect to the Exchange Notes within DTC. In addition, any sale or other transfer of the Exchange Notes that a holder may have initiated prior to the receipt of such notice by DTC that is scheduled to settle following the receipt of such notice by DTC will be rejected by DTC and will not be settled within DTC. In this circumstance, transferors of the Exchange Notes would not receive any consideration through DTC in respect of such intended transfer because DTC will not settle such transfer.

The Exchange Notes are not covered by any government compensation or insurance scheme and do not have the benefit of any government guarantee.

        An investment in the Exchange Notes will not be covered by any compensation or insurance scheme of any government agency of Switzerland or any other jurisdiction and the Exchange Notes do not have the benefit of any government guarantee. The Exchange Notes are the obligations of the Issuer and the Guarantor only and holders must solely look to the Issuer and the Guarantor for the performance of the Issuer's and the Guarantor's obligations under the Exchange Notes. In the event of the insolvency of the Guarantor, a holder may lose all or some of its investment in the Exchange Notes.

The Exchange Notes have a minimum denomination.

        The Exchange Notes of each series consist of a minimum specified denomination of U.S.$250,000 plus integral multiples of U.S.$1,000 in excess thereof but it is possible that such Exchange Notes may be traded in amounts that are not U.S.$250,000 or integral multiples of U.S.$1,000 in excess thereof. Holders should be aware that Exchange Notes of any series held in an amount that is not an integral multiple of U.S.$1,000 may be illiquid and difficult to trade. In addition, a holder who holds an amount which is less than the minimum specified denomination in his or her account with the relevant clearing system at the relevant time may not receive a Definitive Note in respect of such holding (should

Definitive Notes be printed) and would need to purchase a principal amount of Exchange Notes of the relevant series such that its holding amounts to a specified denomination.

The U.S. dollar exchange rate may have an effect on the value of the Exchange Notes.

        The Issuer will pay principal and interest on the Exchange Notes in United States dollars. This presents certain risks relating to currency conversions if an investor's financial activities are denominated principally in a currency or currency unit (the "investor's currency") other than United States dollars. These include the risk that exchange rates may significantly change (including changes due to devaluation of United States dollars or revaluation of the investor's currency) and the risk that authorities with jurisdiction over the investor's currency may impose or modify exchange controls. An appreciation in the value of the investor's currency relative to United States dollars would decrease (1) the investor's currency-equivalent yield on the Exchange Notes, (2) the investor's currency-equivalent value of any principal payable on the Exchange Notes and (3) the investor's currency-equivalent market value of the Exchange Notes.

        Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal. Any of the foregoing events could adversely affect the price of the Exchange Notes.

Legal investment considerations may restrict certain investments.

        The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to assess the terms of the Exchange Notes (including as to the circumstances under which the Swiss Resolution Authority will have power to write-down and/or require a conversion of the Exchange Notes into equity of the Guarantor, the acknowledgement thereof and consent thereto and the effect of the condition of the Guarantor and Credit Suisse on the Exchange Notes) and to determine whether and to what extent (1) Exchange Notes are legal investments for it, (2) Exchange Notes can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any Exchange Notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of Exchange Notes under any applicable risk-based capital or similar rules.

Payments under the Exchange Notes may be subject to withholding under the U.S. Foreign Account Tax Compliance Act.

        Whilst the Exchange Notes are in global form and held within Euroclear or Clearstream, Luxembourg (together the "ICSDs"), as indirect participants in DTC, in all but the most remote circumstances, it is not expected that the reporting regime and potential withholding tax imposed by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (and commonly known as FATCA) will affect the amount of any payment received by the ICSDs (see "Taxation—United States Taxation—Foreign Account Tax Compliance"). However, FATCA may affect payments made to custodians or intermediaries in the subsequent payment chain leading to the ultimate investor if any such custodian or intermediary generally is unable to receive payments free of FATCA withholding. It also may affect payment to any ultimate investor that is a financial institution that is not entitled to receive payments free of withholding under FATCA, or an ultimate investor that fails to provide its broker (or other custodian or intermediary from which it receives payment) with any information, forms, other documentation or consents that may be necessary for the payments to be made free of FATCA withholding. Investors should choose custodians or intermediaries with care (to ensure each is compliant with FATCA or other laws or agreements related to FATCA) and provide each custodian or intermediary with any information, forms, other documentation or consents that may be necessary for such custodian or intermediary to make a payment free of FATCA withholding. Investors should consult their own tax adviser to obtain a more detailed explanation of FATCA and how FATCA may affect them. The Issuer's and the Guarantor's obligations with respect to the Exchange Notes are discharged once they have paid DTC and the Issuer and Guarantor have therefore no responsibility for any amount thereafter transmitted through the ICSDs and custodians or intermediaries. If an amount of, or in respect of, such withholding taxes were to be deducted or withheld from any payments in respect of the Exchange Notes as a result of an investor or intermediary's failure to comply with these rules, no Additional Amounts will be paid on the Exchange Notes held by such investor as a result of the deduction or withholding of such tax.

The U.S. federal income tax consequences of an investment in the Exchange Notes are uncertain. Holders are urged to read the more detailed discussion of the U.S. federal income tax treatment of the Exchange Notes under "Taxation—United States Taxation."

        No statutory, judicial or administrative authority directly addresses the characterization of the Exchange Notes or instruments similar to the Exchange Notes for U.S. federal income tax purposes (including instruments with a Restructuring Issuer Substitution feature). As a result, significant aspects of the U.S. tax consequences of an investment in the Exchange Notes are uncertain. In the opinion of our U.S. tax counsel Cleary Gottlieb Steen & Hamilton LLP, however, the Exchange Notes should be treated as debt instruments for U.S. federal income tax purposes, and the Issuer and the Guarantor intend, absent a change in law, to so treat the Exchange Notes. If the Exchange Notes were treated as equity for U.S. federal income tax purposes, it would significantly change the tax treatment of the Exchange Notes in ways that are potentially adverse to holders. See "Taxation—United States Taxation—U.S. Holders—Possible Alternative Treatment of the Exchange Notes" below. Holders are urged to consult their tax advisers concerning the U.S. federal income tax consequences of an investment in the Exchange Notes.

Risks that may affect the ability of the Issuer or Guarantor to fulfill their obligations under the Exchange Notes

Risks relating to the Issuer

The Issuer is dependent on Credit Suisse.

        The Issuer is a finance vehicle established by the Guarantor for the purpose of raising finance and on-lending the proceeds to Credit Suisse, which is currently a subsidiary of the Guarantor. The Issuer is therefore dependent upon Credit Suisse paying interest on and repaying such internal notes in a timely fashion. Any failure by Credit Suisse to pay interest on or repay such internal notes in a timely fashion could have a material effect on the ability of the Issuer to fulfill its obligations under the Exchange Notes. If the Guarantor is substituted for the Issuer for all purposes under the Exchange Notes pursuant to an Issuer Substitution, the internal notes will be automatically transferred by the Issuer to the Guarantor by operation of the terms of the internal notes. In Guarantor Restructuring Proceedings, the Swiss Resolution Authority may order the transfer of assets of the Guarantor, including the internal notes, to another entity, including to Credit Suisse itself in order to recapitalize Credit Suisse.

        By virtue of its dependence on Credit Suisse, each of the risks described herein that affect the Guarantor or Credit Suisse will also indirectly affect the Issuer. For a description of the current regime under Swiss banking laws and regulations as it applies to Credit Suisse and the various restructuring tools available to the Swiss Resolution Authority in particular, see "—Recent regulatory developments and proposals—Switzerland" and "—Regulatory framework—Switzerland—Resolution regime" under "Information on the Company—Regulation and Supervision" of the Guarantor's and Credit Suisse's Annual Report 2014.

Risks relating to the Guarantor

The Guarantor is a holding company and relies on its subsidiaries for all funds necessary to meet its financial obligations.

        The Guarantor is a holding company and its subsidiaries conduct all of its operations and own all of its assets. The Guarantor has no significant assets other than the partnership interests, stock and other equity interests in its subsidiaries. The Guarantor's subsidiaries, including Credit Suisse, are separate and distinct legal entities and, under certain circumstances, legal and contractual restrictions may limit the ability of these subsidiaries to provide the Guarantor with funds for the Guarantor's payment obligations, under the Guarantees (or, if the Guarantor is substituted for the Issuer for all purposes under the Exchange Notes pursuant to an Issuer Substitution, under the Exchange Notes), whether by dividends, distributions, loans or other payments. For example, there are various regulatory requirements applicable to some of the Guarantor's and Credit Suisse's subsidiaries that limit their ability to pay dividends and make loans and advances to the Guarantor and Credit Suisse, as the case may be. Any distribution of earnings to the Guarantor from its subsidiaries, or advances or other distributions of funds by these subsidiaries to the Guarantor, all of which are subject to statutory or contractual restrictions, are contingent upon the subsidiaries' earnings and are subject to various business considerations. These requirements and/or limitations could impact the Issuer's or Guarantor's ability to pay amounts due under the Exchange Notes or Guarantee, as applicable. Additionally, since the creditors of any of the Guarantor's subsidiaries would generally have a right to receive payment that is superior to the Guarantor's right to receive payment from the assets of that subsidiary, holders of Exchange Notes will be effectively subordinated to creditors of the Guarantor's subsidiaries.

For information on other risks relating to the Guarantor, see "Information on the Company—Risk Factors" of the Guarantor's and Credit Suisse's Annual Report 2014.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth Credit Suisse Group's ratio of earnings to fixed charges for the periods indicated:

	Six months ended June 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(1)
Credit Suisse Group	1.55	1.27	1.26	1.11	1.14	1.33

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of profit/loss from continuing operations before taxes, extraordinary items, cumulative effect of changes in accounting principles and non-controlling interests less income from investments in associates plus fixed charges. Fixed charges for these purposes consist of (a) interest expense, (b) a portion of premises and real estate expenses, deemed representative of the interest factor and (c) preferred dividend requirements in connection with preferred securities of subsidiaries.

THE EXCHANGE OFFERS

        This section describes the Exchange Offers and the material provisions of the Registration Rights Agreements, but it may not contain all of the information that is important to you. A copy of each of the Registration Rights Agreements has been filed as exhibits to the registration statement of which this prospectus forms a part, and is available from us upon request. See "Where You Can Find More Information."

Purpose of the Exchange Offers

        The Issuer and the Guarantor entered into registration rights agreements with the initial purchase of the Original Notes due 2020 on March 23, 2015, the Original Notes due 2025 on March 23, 2015, the Original Notes due 2045 on May 18, 2015 and the Original Notes due 2022 on September 10, 2015 (the "Registration Rights Agreements"). Under each Registration Rights Agreement, the Issuer and the Guarantor agreed to file a registration statement with the SEC relating to the Exchange Offers within 225 days of the issue date of each series of Original Notes. They also agreed to use their commercially reasonable efforts to cause such registration statement to become effective with the SEC within 295 days of the issue of each series of Original Notes. The Issuer and Guarantor also agreed to consummate the Exchange Offers within 70 days after filing the registration statement. The Registration Rights Agreements provide that they will be required to pay additional interest to the holders of the Original Notes of the applicable series if they fail to consummate the Exchange Offers within 295 days of the issue date of each series of Original Notes. The Exchange Offers are intended to satisfy their obligations under each of the Registration Rights Agreements.

        The Exchange Offers are not being made to holders of Original Notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

Terms of the Exchange Offers

        Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange Original Notes that are properly tendered before 5:00 p.m., New York City time, on the applicable Expiration Date and not validly withdrawn as permitted below. We will issue a like principal amount of Exchange Notes in exchange for the principal amount of the corresponding Original Notes tendered under the respective Exchange Offers. As used in this prospectus, the term "Expiration Date" means . However, if we have extended the period of time for which the Exchange Offer is open with respect to any series of Original Notes, the term "Expiration Date" with respect to such series means the latest date to which we extend the relevant Exchange Offer.

        As of the date of this prospectus, $1,500,000,000 aggregate principal amount of Original Notes due 2020 is outstanding, $2,500,000,000 aggregate principal amount of Original Notes due 2025 is outstanding, $2,000,000,000 aggregate principal amount of Original Notes due 2045 is outstanding and $2,000,000,000 aggregate principal amount of Original Notes due 2022 is outstanding. The Original Notes of each series were issued under the applicable Indenture. Our obligation to accept Original Notes of each series for exchange in the Exchange Offers is subject to the conditions described below under "—Conditions to the Exchange Offers." We reserve the right to extend the period of time during which any or all of the Exchange Offers is open. We may elect to extend the relevant Expiration Date if less than 100% of the Original Notes of the relevant series are tendered or if any condition to consummation of the relevant Exchange Offer has not been satisfied as of the applicable Expiration

Date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change in any of the Exchange Offers, we will extend the period of time during which the relevant Exchange Offer is open, if necessary, so that the relevant Expiration Date is at least five Business Days following the date of notice of the material change. In the event of such extension, and only in such event, we may delay acceptance for exchange of any Original Notes of the relevant series by giving written notice of the extension to the holders of Original Notes of such series as described below. During any period prior to such extended Expiration Date, all Original Notes of such series previously tendered will remain subject to the relevant Exchange Offer and may be accepted for exchange by us. Any Original Notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the relevant Exchange Offer.

        Original Notes of each series tendered in the Exchange Offers must be in denominations of $250,000 and any integral multiple of $1,000 in excess thereof.

        We reserve the right to amend or terminate any or all of the Exchange Offers, and not to accept for exchange any Original Notes of the relevant series not previously accepted for exchange, upon the occurrence of any of the conditions of the relevant Exchange Offer specified below under "—Conditions to the Exchange Offers." We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes of the relevant series as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date for such series.

        Our acceptance of the tender of Original Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Absence of Dissenters' Rights of Appraisal

        Holders of the Original Notes do not have any dissenters' rights of appraisal in connection with the Exchange Offers.

Procedures for Tendering

        Except as described below, a tendering holder must, at or prior to 5:00 p.m., New York City time, on the applicable Expiration Date:

  •
  transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to U.S. Bank National Association, as the exchange agent (the "Exchange Agent") at the address listed below under the heading "—Exchange Agent;" or

  •
  if Original Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent's message to the Exchange Agent at the address listed below under the heading "—Exchange Agent."

        In addition:

  •
  the Exchange Agent must receive, at or before 5:00 p.m., New York City time, on the applicable Expiration Date, certificates for the Original Notes, if any; or

  •
  the Exchange Agent must receive a timely confirmation of book-entry transfer of the Original Notes into the Exchange Agent's account at DTC, the book-entry transfer facility.

        The term "agent's message" means a message, transmitted to DTC and received by the Exchange Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

        The method of delivery of Original Notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Original Notes to anyone other than the Exchange Agent.

        If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the Exchange Agent's account.

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Original Notes surrendered for exchange are tendered:

  •
  by a registered holder of the Original Notes that has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an "eligible institution."

        If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

        We will reasonably determine all questions as to the validity, form and eligibility of Original Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders in our sole discretion. These determinations will be final and binding.

        We reserve the right to reject any particular Original Note not properly tendered, or any acceptance that might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular Original Note prior to the applicable Expiration Date. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured prior to the applicable Expiration Date. Neither we, the Exchange Agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Original Notes. Nor will we, the Exchange Agent or any other person incur any liability for failing to give notification of any defect or irregularity.

        If the letter of transmittal is signed by a person other than the registered holder of Original Notes, the letter of transmittal must be accompanied by a certificate of the Original Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Original Notes.

        If the letter of transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

        To participate in the Exchange Offers, each tendering holder of Original Notes will sign or agree to be bound by the letter of transmittal through which it will represent, among other things:

  •
  that it is not an affiliate of ours;

  •
  the Exchange Notes will be acquired in the ordinary course of its business;

  •
  that it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

  •
  if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction of all of the conditions to an Exchange Offer, we will accept, promptly after the applicable Expiration Date, all Original Notes of the relevant series properly tendered. We will issue the applicable Exchange Notes promptly after the applicable Expiration Date and acceptance of the corresponding Original Notes. See "—Conditions to the Exchange Offers" below. For purposes of the Exchange Offers, we will be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given written notice of such acceptance to the Exchange Agent.

        For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note of the corresponding series having a principal amount equal to that of the surrendered Original Note. The Exchange Notes will bear interest from the most recent date to which interest on the applicable series of Original Notes has been paid or, if no interest has been paid on the applicable series of Original Notes, from March 26, 2015 for the Original Notes due 2020 and Original Notes due 2025, May 21, 2015 for the Original Notes due 2045 and September 15, 2015 for the Original Notes due 2022. Original Notes accepted for exchange will cease to accrue interest from and after the date of completion of the relevant Exchange Offer. Holders of Original Notes whose Original Notes are accepted for exchange will not receive any payment for accrued interest on the Original Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the relevant Exchange Offer and will be deemed to have waived their rights to receive the accrued interest on the Original Notes.

        In all cases, issuance of Exchange Notes for Original Notes will be made only after timely receipt by the Exchange Agent of:

  •
  certificates for the Original Notes, or a timely book-entry confirmation of the Original Notes into the Exchange Agent's account at the book-entry transfer facility;

  •
  a properly completed and duly executed letter of transmittal or a transmitted agent's message; and

  •
  all other required documents.

        Unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder of the Original Notes promptly after the applicable Expiration Date. In the case of Original Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Original Notes will be returned or recredited promptly after the applicable Expiration Date.

Book-Entry Transfer

        The Exchange Agent will make a request to establish an account for the Original Notes at DTC for purposes of the Exchange Offers within two Business Days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of Original Notes by causing DTC to transfer those Original Notes into the Exchange Agent's account at DTC in accordance with DTC's procedure for transfer. This participant should transmit its acceptance to DTC at or prior to 5:00 p.m., New York City time, on the applicable Expiration Date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant. Delivery of Exchange Notes issued in the Exchange Offers may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must be transmitted to and received by the Exchange Agent at the address listed below under "—Exchange Agent" at or prior to 5:00 p.m., New York City time, on the applicable Expiration Date.

Exchanging Book-Entry Notes

        The Exchange Agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility's Automated Tender Offer Program ("ATOP") procedures to tender Original Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Original Notes by causing the book-entry transfer facility to transfer such Original Notes into the Exchange Agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer. However, the exchange for the Original Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Original Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an agent's message and any other documents required by the letter of transmittal.

Withdrawal Rights

        For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number indicated below under "—Exchange Agent" before 5:00 p.m., New York City time, on the applicable Expiration Date. Any notice of withdrawal must:

  •
  specify the name of the person, referred to as the depositor, having tendered the Original Notes to be withdrawn;

  •
  identify the Original Notes to be withdrawn, including the relevant series, certificate number or numbers and principal amount of the Original Notes;

  •
  in the case of Original Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Original Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility;

  •
  contain a statement that the holder is withdrawing his election to have the Original Notes exchanged;

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the Original Notes register the transfer of the Original Notes in the name of the person withdrawing the tender; and

  •
  specify the name in which the Original Notes are registered, if different from that of the depositor.

        If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued with respect to any Original Notes so withdrawn unless such Original Notes are validly re-tendered. Any Original Notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder promptly after the expiration of the relevant Exchange Offer. In the case of Original Notes tendered by book-entry transfer, the Original Notes will be credited to an account maintained with the book-entry transfer facility for the Original Notes promptly after the applicable Expiration Date. Properly withdrawn Original Notes may be re-tendered by following the procedures described under "—Procedures for Tendering" above at any time on or before 5:00 p.m., New York City time, on the applicable Expiration Date.

Conditions to the Exchange Offers

        Notwithstanding any other provision of this prospectus, with respect to each Exchange Offer, we will not be obligated to (i) accept for exchange any validly tendered Original Notes or (ii) issue any Exchange Notes in exchange for validly tendered Original Notes or complete such Exchange Offer if:

  (1)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might, in our sole judgment, materially impair our ability to proceed with the applicable Exchange Offer;

  (2)
  there is proposed, adopted or enacted, or there shall occur a change in the current interpretations by the staff of the Commission that might, in our sole judgment, materially impair our ability to proceed with the applicable Exchange Offer; or

  (3)
  the applicable Exchange Offer or the making of any exchange by a holder of Original Notes of the relevant series would violate applicable law or any applicable interpretation of the SEC staff.

        In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). We are required to use our commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement.

        No Exchange Offer is conditioned upon any minimum amount of Original Notes being tendered or the consummation of any other Exchange Offer and each Exchange Offer may be amended, extended or terminated individually.

Exchange Agent

        We have appointed U.S. Bank National Association as the Exchange Agent for the Exchange Offers. You should direct all executed letters of transmittal to the Exchange Agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to the Exchange Agent addressed as follows:

U.S. BANK NATIONAL ASSOCIATION
ATTN: Specialized Finance
111 Filmore Avenue E
EP-MN-WS2N
St. Paul, MN 55107
Facsimile: 651-466-7367
E-mail: cts.specfinance@usbank.com

        All other questions should be addressed to Credit Suisse, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Corporate Treasury. If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions via facsimile other than to any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the Exchange Offers, including out-of-pocket expenses for the Exchange Agent, will be paid by us.

Transfer Taxes

        We will pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offers unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offers be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequences of Exchanging or Failing to Exchange the Original Notes

        Holders of Original Notes that do not exchange their Original Notes for Exchange Notes under the Exchange Offers will remain subject to the restrictions on transfer of such Original Notes as set forth in the legend printed on the Original Notes as a consequence of the issuance of the Original Notes and as otherwise set forth in the offering memorandum distributed in connection with such offering pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the Original Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreements, we do not intend to register resales of any series of Original Notes under the Securities Act and any Original Notes not tendered by their holders in exchange for Exchange Notes in these Exchange Offers will not retain any rights under the Registration Rights Agreements (except in limited circumstances).

        Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the Exchange Notes of each series would generally be freely transferable by holders after the Exchange Offers without further registration under the Securities Act, subject to certain representations required to be made by each holder of Exchange Notes, as set forth below. However, any holder of Original Notes that is one of our "affiliates" (as defined in Rule 405 under the Securities Act) or that intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

  •
  will not be able to rely on the interpretation of the SEC staff;

  •
  will not be able to tender its Original Notes of any series in the Exchange Offers; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "Plan of Distribution."

        We do not intend to seek our own interpretation regarding the Exchange Offers and there can be no assurance that the SEC staff would make a similar determination with respect to any or all series of Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights

        The following description is only a summary of certain terms of the Registration Rights Agreements. We urge you to read the Registration Rights Agreements in their entirety because the Registration Rights Agreements, and not this summary, defines your registration rights as a holder of the Original Notes. You may request a copy of the Registration Rights Agreements from the Guarantor. See "Where You Can Find More Information; Documents Incorporated by Reference."

        The Issuer and the Guarantor entered into the Registration Rights Agreements with the initial purchase of the Original Notes on March 23, 2015, May 18, 2015 and September 10, 2015, as applicable, pursuant to which they agreed, for the benefit of the holders of the Original Notes, at their cost, to use commercially reasonable efforts to file with the SEC this registration statement in connection with these Exchange Offers, which we refer to as the "Exchange Offer Registration Statement." After the effectiveness of the registration statement of which this prospectus forms a part, the Issuer and the Guarantor will commence the Exchange Offers, which provide the beneficial owners of Original Notes who are able to make certain representations the opportunity to exchange their Original Notes for the Exchange Notes that are substantially identical to the Original Notes, including, without limitation, the terms with respect to the acknowledgement of the Swiss Resolution Power and Restructuring Protective Measures, except that the transfer restrictions, registration rights and additional interest provisions relating to the Original Notes will not apply. Original Notes not tendered in the Exchange Offers shall be subject to all the terms specified in the applicable Indenture, including transfer restrictions, but will not retain any rights under the applicable Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the Exchange Offers.

        If:

  (i)
  we are not permitted to consummate any of the Exchange Offers because such Exchange Offer is not permitted by applicable law or SEC policy;

  (ii)
  for any reason, any of the Exchange Offers are not consummated on or before the 295th day after the issue date of the applicable series of Original Notes;

  (iii)
  any initial purchaser notifies the Issuer that it holds Original Notes that are or were ineligible to be exchanged in an Exchange Offer; or

  (iv)
  any holder (other than an exchanging dealer or an affiliate of the Guarantor, as defined in Rule 144 of the Securities Act) is not eligible to participate in the relevant registered Exchange Offer or, in the case of any holder (other than an exchanging dealer or an affiliate of the Guarantor, as defined in Rule 144 of the Securities Act) that participates in the relevant registered Exchange Offer, such holder does not receive freely tradable exchange securities on the date of the exchange;

then the Issuer and the Guarantor will use commercially reasonable efforts to file with the SEC a shelf registration statement, which we refer to as the "Shelf Registration Statement," to cover resales of the Original Notes of the relevant series by the beneficial owners thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

        Each Registration Rights Agreement provides that, unless the relevant Exchange Offer would not be permitted by applicable law or SEC policy, the Issuer and the Guarantor will use commercially reasonable efforts to:

  (i)
  file the Exchange Offer Registration Statement within 225 days after the issue date of the relevant series of Original Notes; and

  (ii)
  have the Exchange Offer Registration Statement declared effective by the SEC within 295 days after the issue date of the relevant series of Original Notes; and

  (iii)
  following effectiveness of the Exchange Offer Registration Statement,

  a.
  commence the relevant Exchange Offer; and

  b.
  issue Exchange Notes in exchange for all Original Notes of the relevant series tendered in the relevant Exchange Offer on or before the 295th day after the issue date of the relevant series of Original Notes.

        Each Registration Rights Agreement also provides that if obligated to file the Shelf Registration Statement, the Issuer and the Guarantor will file the Shelf Registration Statement with the SEC and use commercially reasonable efforts to have the Shelf Registration Statement become effective, and use commercially reasonable efforts to keep the Shelf Registration Statement effective for a period of one year after the issue date of the relevant series of Original Notes or such shorter period that will terminate when all the securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined under Rule 144 under the Securities Act, or any successor thereof).

        If:

  (i)
  we fail to consummate any of the Exchange Offers or, if applicable, have the Shelf Registration Statement become effective on or before the date that is 295 days after the issue date of the relevant series of Original Notes; or

  (ii)
  this registration statement or, if applicable, the Shelf Registration Statement, becomes effective but thereafter ceases to be effective or usable in connection with resales of Original

    Notes of any series (subject to certain exceptions) during the periods specified in the applicable Registration Rights Agreement (each such event referred to in clauses (1) and (2) above, a registration default);

then, subject to certain conditions, the Issuer or the Guarantor will pay additional interest to each holder of transfer restricted Original Notes of such series with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to 0.25% per annum on the principal amount of Original Notes held by such holder. The amount of the additional interest will increase by an additional 0.25% per annum on the principal amount of Original Notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.00% per annum.

        Any amounts of additional interest due on any series of Original Notes will be payable in cash on the same original Interest Payment Dates as interest on such Original Notes is payable and will be payable to the same persons and in the same manner as ordinary interest. Following the cure of all registration defaults with respect to such series, the accrual of additional interest on the Original Notes of such series will cease.

        Holders will be required to make certain representations to us (as described in the Registration Rights Agreements) in order to participate in the Exchange Offers and will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have their Original Notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth above. By acquiring Original Notes, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders will also be required to suspend their use of the prospectus included in the Shelf Registration Statement, and the Issuer and the Guarantor will be permitted to suspend the effectiveness of the Exchange Offer Registration Statement and Shelf Registration Statement, under certain circumstances upon receipt of written notice to that effect from us.

DESCRIPTION OF THE EXCHANGE NOTES

        The following description is only a summary of certain terms of the Exchange Notes and the Indentures governing each series of Exchange Notes. We urge you to read the Exchange Notes and the Indentures in their entirety because the Exchange Notes and the Indentures, and not this summary, define your rights as a holder of the Exchange Notes. You may request a copy of the Exchange Notes and the Indentures from us. See "Where You Can Find More Information; Documents Incorporated by Reference." The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indentures and those terms made a part of the Indentures by reference to the Trust Indenture Act as in effect on the date of the closing of the offering of the Exchange Notes. We provide our definitions for the capitalized terms in this section that we otherwise do not define at the end of the relevant subsection.

General

        The $1,500,000,000 2.750% Senior Notes due 2020 (the "Exchange Notes due 2020") are issued by Credit Suisse Group Funding (Guernsey) Limited (the "Issuer") and guaranteed by Credit Suisse Group AG (the "Guarantor") on a senior basis (as described below under "—The Guarantees") and authenticated and delivered by the Trustee under the indenture (the "2020 Indenture") entered into on March 26, 2015 among the Issuer, the Guarantor and U.S. Bank National Association, as trustee (the "Trustee"). The $2,500,000,000 3.750% Senior Notes due 2025 (the "Exchange Notes due 2025") are issued by the Issuer and guaranteed by the Guarantor on a senior basis (as described below under "—The Guarantees") and authenticated and delivered by the Trustee under the indenture (the "2025 Indenture") entered into on March 26, 2015 among the Issuer, the Guarantor and the Trustee. The $2,000,000,000 4.875% Senior Notes due 2045 (the "Exchange Notes due 2045") are issued by the Issuer and guaranteed by the Guarantor on a senior basis (as described below under "—The Guarantees") and authenticated and delivered by the Trustee under the indenture (the "2045 Indenture") entered into on May 21, 2015 among the Issuer, the Guarantor and the Trustee. The $2,000,000,000 3.800% Senior Notes due 2022 (the "Exchange Notes due 2022") are issued by the Issuer and guaranteed by the Guarantor on a senior basis (as described below under "—The Guarantees") and authenticated and delivered by the Trustee under the indenture (the "2022 Indenture") entered into on September 15, 2015 among the Issuer, the Guarantor and the Trustee. As used in this prospectus, "Exchange Notes" means, collectively, the Exchange Notes due 2020, the Exchange Notes due 2025, the Exchange Notes due 2045 and the Exchange Notes due 2022. As used in this prospectus, "Indentures" means, collectively, the 2020 Indenture, the 2025 Indenture, the 2045 Indenture and the 2022 Indenture.

        The Exchange Notes due 2020 are being issued in an aggregate principal amount of up to $1,500,000,000, the Exchange Notes due 2025 are being issued in an aggregate principal amount of up to $2,500,000,000, the Exchange Notes due 2045 are being issued in an aggregate principal amount of up to $2,000,000,000 and the Exchange Notes due 2022 are being issued in an aggregate principal amount of up to $2,000,000,000. The Exchange Notes due 2020 will mature on March 26, 2020, the Exchange Notes due 2025 will mature on March 26, 2025, the Exchange Notes due 2045 will mature on May 15, 2045 and the Exchange Notes due 2022 will mature on September 15, 2022, each of which we refer to as a "Maturity Date." The Exchange Notes of each series will be issued in the form of fully registered Global Notes in denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Issuer will pay interest on the Exchange Notes due 2020 at a rate of 2.750% per annum on March 26 and September 26 of each year and on the applicable Maturity Date or redemption date, if any, beginning on September 26, 2015 or the most recent date for which interest on the Original Notes due 2020 has been paid. The Issuer will pay interest on the Exchange Notes due 2025 at a rate of 3.750% per annum on March 26 and September 26 of each year and on the applicable Maturity Date or redemption date, if any, beginning on September 26, 2015 or the most recent date for which interest on the Original Notes due 2025 has been paid. The Issuer will pay interest on the Exchange Notes due 2045 at a rate of 4.875% per annum on May 15 and November 15 of each year and on the applicable Maturity Date or redemption date, if any, beginning on November 15, 2015 or the most recent date for which interest on the Original Notes due 2045 has been paid. The Issuer will pay interest on the Exchange Notes due 2022 at a rate of 3.800% per annum on March 15 and September 15 of each year and on the applicable Maturity Date or redemption date, if any, beginning on March 15, 2016 or the most recent date for which interest on the Original Notes due 2022 has been paid. Each fixed date on which interest on any series of Exchange Notes is payable is an "Interest Payment Date." Except as otherwise specified, the Exchange Notes will mature at their par value.

        Interest payments will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the Exchange Notes) to but excluding the relevant Interest Payment Date, applicable Maturity Date or redemption date, if any, as the case may be.

        If an Interest Payment Date or the applicable Maturity Date or any redemption date for the Exchange Notes of any series would fall on a day that is not a Business Day (as defined below), principal and interest otherwise payable on such date will be paid on the next succeeding Business Day with the same effect as if that following Business Day were the date on which the payment were due. The Issuer will not pay any additional interest as a result of the delay in payment. The term "Business Day" with respect to the Exchange Notes means (a) any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the City of New York or in the City of Zurich or in Guernsey and (b) any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in any other place of payment with respect to the Exchange Notes.

        Interest will be payable to the person in whose name an Exchange Note is registered at the close of business on the regular Record Date (as defined below) next preceding the related Interest Payment Date, except that:

  (i)
  if the Issuer fails to pay the interest due on an Interest Payment Date, the defaulted interest will be paid to the person in whose name the Exchange Note is registered at the close of business on the Record Date the Issuer will establish for the payment of defaulted interest; and

  (ii)
  interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

        The "Record Date" for the Exchange Notes will be, for so long as the Exchange Notes are in the form of Global Notes, three Business Days prior to the relevant Interest Payment Date and, in the event that any Exchange Notes are not represented by one or more Global Notes, the fifteenth day (whether or not a Business Day) prior to the relevant Interest Payment Date. Interest on the Exchange Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

        Should the Swiss Resolution Authority order any Restructuring Protective Measures that result in the deferment of any payments of interest or principal when otherwise due and payable, such payments shall be deferred for the period for which the Swiss Resolution Authority requires any such deferment. If and to the extent that any such payments have not been subsequently written-down and cancelled or converted into equity of the Guarantor, following any such period, the Issuer will be required to pay any such principal and/or interest on the later of (i) the next Interest Payment Date and (ii) the date that is 15 Business Days after the date on which such period ends. Any such payments of deferred interest or deferred principal shall be made to holders in whose names the Exchange Notes are registered at the close of business on a special record date for the payment of such deferred interest and/or deferred principal.

        Application will be made to the SIX Swiss Exchange for listing of the Exchange Notes.

        The Exchange Notes will constitute direct, unsecured and senior obligations of the Issuer and will rank pari passu with all other unsecured and unsubordinated obligations of the Issuer and without any preference among themselves.

        There is no sinking fund for the Exchange Notes.

The Guarantees

        Each series of Exchange Notes is fully and unconditionally guaranteed by the Guarantor on an unsubordinated basis, which we refer to as the "Guarantees", except that such Guarantees will cease to exist upon the occurrence of any Issuer Substitution (as defined below), pursuant to which the Guarantor will be substituted for the Issuer for all purposes under the Exchange Notes of the relevant series. If, for any reason, the Issuer does not make any required payment of principal, premium, if any, of, and interest, if any, on the Exchange Notes of any series when due, whether on the normal due date, on acceleration, redemption or otherwise, the Guarantor will cause the payment to be made to, or to the order of, the Trustee. The holders of the Exchange Notes are entitled to payment under the relevant Guarantee by the Guarantor without taking any action whatsoever against the Issuer.

        The Guarantee to be included on the Exchange Notes will state in full:

  For value received, Credit Suisse Group AG, a company organized under the laws of Switzerland, having its principal executive offices at Paradeplatz 8, CH 8001, Zurich, Switzerland (herein called the "Guarantor," which term includes any Person who is a successor Guarantor under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee in its individual capacity and on behalf of each such Holder, the due and punctual payment of the Principal of and interest on (and any other sums from time to time expressed to be payable by the Company in respect of) such Security and the Indenture when and as the same shall become due and payable, whether on the Maturity Date, by declaration of acceleration, where applicable, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. The Guarantee will not be discharged, except (i) by payment in full of the principal of (and premium, if any) and interest on such Security and any other amount due and owing under the Indenture or (ii) upon the substitution of the Guarantor for the Company for all purposes under the Securities. In case of the failure of Credit Suisse Group Funding (Guernsey) Limited (herein called the "Company", which term includes any successor Person under such Indenture), to punctually make any such payment of Principal or interest or other amount, the Guarantor hereby agrees to cause any such payment to be made as soon as reasonably possible when and as the same shall become due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company, if applicable, in each case according to the terms thereof and of the Indenture referred to therein.

  The Guarantee will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

  The Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such

  Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal amount of such Security, or increase the interest rate thereon, or alter the Maturity Date thereof, unless so required by the Swiss Resolution Authority. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby or required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of and interest on such Security. This Guarantee is a guarantee of payment and not of collection.

  The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of and interest on all Securities issued under such Indenture shall have been paid in full.

  No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantees of the Guarantor which are absolute and unconditional, of the due and punctual payment of all amounts due under the Indenture and of the Principal of and interest on, the Security upon which this Guarantee is endorsed, according to the terms thereof and of the Indenture referred to therein.

  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

  All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

  The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Guarantee.

The Guarantor is also a co-issuer of the Notes solely for purposes of the U.S. federal securities laws.

Further Issues

        The Issuer may from time to time, without notice to or the consent of the holders of the Exchange Notes of the relevant series, create and issue further notes having the same terms and ranking pari passu with any of the Exchange Notes due 2020, Exchange Notes due 2025, Exchange Notes due 2045 or Exchange Notes due 2022 offered by this prospectus in all respects (or the same terms in all respects except for issue dates, public offering prices, initial Interest Payment Dates and initial interest accrual dates). Such further notes will be consolidated and form a single issue with the Exchange Notes due 2020, Exchange Notes due 2025, Exchange Notes due 2045 or Exchange Notes due 2022, as applicable, offered by this prospectus and will, except as aforesaid, have the same terms as to status, redemption or otherwise as the Exchange Notes due 2020, Exchange Notes due 2025, Exchange Notes due 2045 or Exchange Notes due 2022, as applicable, offered by this prospectus, and payments on such further notes in liquidation will be made on a pro rata basis.

Agreement with Respect to the Exercise of Swiss Resolution Power and the Ordering of Restructuring Protective Measures

        By its acquisition of the Exchange Notes, each holder of the Exchange Notes (including each beneficial owner) acknowledges, agrees to be bound by, and consents to the exercise of, any Swiss Resolution Power with respect to the Guarantor that results in the write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of the, principal amount of, and/or accrued interest on, the Exchange Notes, irrespective of whether such amounts have already become due and payable prior to such action. By its acquisition of the Exchange Notes, each such holder (including each beneficial owner) further acknowledges, agrees to be bound by, and consents to the ordering of any Restructuring Protective Measures that result in the deferment of payment of principal and/or interest under the Exchange Notes. By its acquisition of the Exchange Notes, each holder of Exchange Notes (including each beneficial owner) further acknowledges, agrees and consents that its rights are subject to, and, if necessary, will be altered without such holder's or owner's consent, including by means of an amendment or modification to the terms of the relevant Indenture or of the Exchange Notes so as to give effect to any such exercise of the Swiss Resolution Power or any such ordering of Restructuring Protective Measures. For the avoidance of doubt, this acknowledgement, agreement and consent does not qualify as a waiver of the rights, procedural or otherwise, existing for creditors generally, and the holder of Exchange Notes specifically, under the applicable banking regulation pursuant to which any Swiss Resolution Power is exercised.

        In this prospectus, a "Swiss Resolution Power" means any statutory power of the Swiss Resolution Authority that it may exercise during Restructuring Proceedings as set forth in article 28 et seq. of the Swiss Federal Act of November 8, 1934, on Banks and Savings Banks, as may be amended from time to time (referred to herein as the "Swiss Banking Act") and article 40 et seq. of the Ordinance of August 30, 2012 of the Swiss Financial Market Supervisory Authority FINMA on the Insolvency of Banks and Securities Dealers, as may be amended from time to time (referred to herein as the "Swiss Banking Insolvency Ordinance"), or in any successor Swiss law or regulation or analogous Swiss law or regulation applicable to bank holding companies in Switzerland such as the Guarantor, including, without limitation, the power to (a) transfer the assets of the entity subject to such Restructuring Proceedings, or portions thereof, together with such entity's debt and other liabilities, or portions thereof, and contracts, to another entity, (b) stay (for a maximum of 48 hours) the termination of, and the exercise of rights to terminate relating to, financial contracts to which the entity subject to such Restructuring Proceedings is a party, (c) convert the debt of the entity subject to such Restructuring Proceedings into equity, and/or (d) partially or fully write-down the obligations of the entity subject to such Restructuring Proceedings. A "Protective Measure" means any protective measure that the Swiss Resolution Authority may order pursuant to any statutory power set forth in article 26 of the Swiss Banking Act, or in any successor Swiss law or regulation or analogous Swiss law or regulation applicable to bank holding companies in Switzerland such as the Guarantor, including, without limitation, (a) giving instructions to the governing bodies, (b) appointing an investigator of the respective entity, (c) stripping governing bodies of their power to legally represent the respective entity or remove them from office, (d) removing the regulatory or company-law audit firm from office, (e) limiting the respective entity's business activities, (f) forbidding the respective entity to make or accept payments or undertake security trades, (g) closing down the respective entity, or (h) except for with respect to mortgage-secured receivables of central mortgage bond institutions, ordering a moratorium or deferral of payments.

        "Restructuring Protective Measures" means any Protective Measures ordered by the Swiss Resolution Authority with respect to the Guarantor that are ordered or confirmed upon the opening of or during any Guarantor Restructuring Proceedings. "Non-Restructuring Protective Measures" means any Protective Measures ordered by the Swiss Resolution Authority with respect to the Guarantor that are ordered outside of and independently of any Guarantor Restructuring Proceedings. "Swiss

Resolution Authority" means FINMA or other authority in Switzerland that is competent under Swiss law to exercise a Swiss Resolution Power or to order Protective Measures at the relevant time, and "FINMA" means the Swiss Financial Market Supervisory Authority FINMA and any successor thereto. "Restructuring Proceedings" means restructuring proceedings within the meaning of article 28 et seq. of the Swiss Banking Act, and article 40 et seq. of the Swiss Banking Insolvency Ordinance, or any successor Swiss law or regulation or analogous Swiss law or regulation applicable to banks or bank holding companies in Switzerland such as the Guarantor.

        By its acquisition of Exchange Notes, each holder of Exchange Notes (including each beneficial owner) waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with (i) any Guarantor Restructuring Event, (ii) the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the Principal of, and/or accrued interest on, the Exchange Notes, (iii) the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of Principal and/or Interest under the Exchange Notes or (iv) any consequences resulting from any of the foregoing. Additionally, by its acquisition of the Exchange Notes, each holder of the Exchange Notes (including each beneficial owner) will acknowledge, agree and consent that (a) upon the exercise of any Swiss Resolution Power with respect to the Guarantor or the ordering of any Restructuring Protective Measures, (i) the Trustee will not take any further directions from the holders under Section 7.05 (Control by Majority) of the Indentures, which section authorizes holders of a majority in aggregate outstanding principal amount of the Exchange Notes to direct certain actions relating to the Exchange Notes, and that any such direction given prior to the exercise of any Swiss Resolution Power with respect to the Guarantor or the ordering of any Restructuring Protective Measures shall thereafter be deemed null and void, and (ii) the Indentures and the Exchange Notes issued thereunder will not impose any duties, liability, cost or expense upon the Trustee whatsoever with respect to the exercise of any such Swiss Resolution Power or the ordering of any Restructuring Protective Measures and (b) neither a Guarantor Restructuring Event, nor the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the principal amount of, and/or accrued interest on, the Exchange Notes, nor the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of principal and/or interest under the Exchange Notes nor any consequences resulting from any of the foregoing shall give rise to a Default or Event of Default under the Indentures, including, without limitation, for purposes of Section 315(b) and Section 315(c) under the TIA. By its acquisition of the Exchange Notes, each holder or beneficial owner of Exchange Notes that acquires its Exchange Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same matters specified herein as the holders and beneficial owners of the Exchange Notes that acquire the Exchange Notes upon initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Exchange Notes relating to the Swiss Resolution Power and any Restructuring Protective Measures. By its purchase of the Exchange Notes, each holder and beneficial owner of Exchange Notes shall be deemed to have (i) consented to the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the principal amount of, and/or accrued interest on, the Exchange Notes and the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of principal and/or interest under the Exchange Notes as such Swiss Resolution Power or Restructuring Protective Measure as it may be imposed without any prior notice by the Swiss Resolution Authority of its decision to exercise such power or order such Restructuring Protective Measure and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Exchange

Notes to take any and all necessary action, if required, to implement any such exercise of Swiss Resolution Power or ordering of any Restructuring Protective Measures, without any further action or direction on the part of such holder or beneficial owner. No repayment of the principal of the Exchange Notes or payment of interest on the Exchange Notes shall become due and payable after the exercise of any Swiss Resolution Power with respect to the Guarantor that results in the write-down and cancellation and/or conversion into the equity of the Guarantor of the entire, or a portion of, the Principal and/or accrued but unpaid interest on, the Exchange Notes, or the ordering of any Restructuring Protective Measures that required or result in the deferment of payment of Principal and/or interest under the Exchange Notes, unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Guarantor under the Swiss laws, regulations and orders applicable to the Guarantor; provided that the Trustee shall not be liable for any payments it makes until a Responsible Officer of the Trustee has actual knowledge of any such exercise of any Swiss Resolution Power or any such ordering of any Restructuring Protective Measures.

        Notwithstanding anything herein to the contrary, so long as any Exchange Notes remain outstanding (including, for example, if the exercise of the Swiss Resolution Power results in only a partial write-down and/or conversion of the principal of the Exchange Notes), then the Trustee's duties and rights under the relevant Indenture will remain applicable with respect to such Exchange Notes.

        The Issuer's and the Guarantor's obligation to indemnify the Trustee in accordance with Section 8.07 of the Indentures will survive the exercise of the Swiss Resolution Power with respect to the Exchange Notes. However, if and to the extent such obligation has already accrued as a liability of the Guarantor, it may be written-down and cancelled and/or converted into equity of the Guarantor as a result of an exercise of the Swiss Resolution Power or its payment deferred as a result of the ordering of any Restructuring Protective Measures.

Waiver of Set-Off

        By its acquisition of Exchange Notes, each holder of Exchange Notes (including each beneficial owner) will be deemed to have waived any right of set-off, compensation or retention, or in respect of such other netting arrangement in respect of any amount with respect to such Exchange Notes or the applicable Indenture that they might otherwise have against the Issuer or the Guarantor, whether before or during their respective Restructuring Proceedings or winding up of the Issuer or the Guarantor.

Issuer Substitution

        The Issuer may, without consent of the holders or the Trustee (which consent the holders and beneficial owners of the Exchange Notes shall be deemed to have given by their acquisition of the Exchange Notes), substitute the Guarantor for itself for all purposes under any series of Exchange Notes and the applicable Indenture at any time, provided that at such time interest on Exchange Notes of such series may be paid without the deduction by the Guarantor of Swiss withholding tax. The occurrence of any such substitution is referred to herein as a "Voluntary Issuer Substitution." Upon any such Voluntary Issuer Substitution, the Issuer shall be released from its obligations under the relevant series of Exchange Notes and the applicable Indenture, and the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the relevant series of Exchange Notes and the applicable Indenture with the same effect as if the Guarantor had been named as issuer under the applicable Indenture and the relevant series of Exchange Notes. In the event of such a Voluntary Issuer Substitution, the relevant Guarantee shall cease to exist. In connection with any such Voluntary Issuer Substitution, the applicable Indenture shall be amended in order to give effect to and evidence such substitution and the Guarantor shall furnish the Trustee with an officers' certificate and an opinion of counsel to the effect that all conditions precedent to such substitution provided for in the applicable Indenture have been complied with. The Issuer agrees to take any and all necessary action to effectuate any Voluntary Issuer Substitution with DTC or any other appropriate clearing system.

        Whether or not interest on Exchange Notes may be paid without the deduction by the Guarantor of Swiss withholding tax, and provided that a Voluntary Issuer Substitution has not previously occurred, the Issuer will, without the consent of the holders or the Trustee (which consent the holders and beneficial owners of the Exchange Notes shall be deemed to have given by their acquisition of the Exchange Notes), automatically and, by operation of the terms of the applicable Indenture, substitute the Guarantor for itself as for all purposes under the Exchange Notes and the Indentures upon the occurrence of a Restructuring Event, such substitution referred to herein as "Restructuring Issuer Substitution" and, together with Voluntary Issuer Substitution, as "Issuer Substitution." The Guarantor consents in all respects to any Restructuring Issuer Substitution. Upon any such Restructuring Issuer Substitution, the Issuer shall be released from its obligations under the Exchange Notes and the applicable Indenture, and the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Exchange Notes and the applicable Indenture with the same effect as if the Guarantor had been named as issuer under the applicable Indenture and the Exchange Notes. In the event of such Restructuring Issuer Substitution, the Guarantees shall cease to exist. The Issuer agrees to take any and all necessary action to effectuate any Restructuring Issuer Substitution with the appropriate clearing system.

        "Restructuring Event" refers to a Bank Restructuring Event or a Guarantor Restructuring Event, as applicable. A "Guarantor Restructuring Event" shall be deemed to have occurred upon the opening of Restructuring Proceedings by the Swiss Resolution Authority with respect to the Guarantor, referred to herein as "Guarantor Restructuring Proceedings." A "Bank Restructuring Event" shall be deemed to have occurred upon the opening of Restructuring Proceedings by the Swiss Resolution Authority with respect to Credit Suisse, referred to herein as "Bank Restructuring Proceedings."

        Upon the occurrence of (i) a Restructuring Event, (ii) a Voluntary Issuer Substitution, (iii) a Restructuring Issuer Substitution, (iv) the exercise of Swiss Resolution Power that affects, or may affect, the Exchange Notes or (v) the ordering of any Restructuring Protective Measures that affects, or may affect, the Exchange Notes, the Issuer or the Guarantor shall provide a written notice to the holders of the relevant series through DTC as soon as practicable regarding the occurrence of such an event for purposes of notifying holders of such occurrence. The Issuer or the Guarantor shall also deliver a copy of such notice to the Trustee for information purposes.

Exchange Following a Completion Event

        Upon the occurrence of a Completion Event (as defined below), if and to the extent (a) the Exchange Notes of any series have not been fully written-down and/or converted into equity of the Guarantor and (b) the Guarantor is or would be required to deduct Swiss withholding tax from interest payments on the Exchange Notes under Swiss laws in effect at such time (as promptly notified to the Trustee by the Guarantor), then the Guarantor will mandatorily exchange the Exchange Notes of such series in full for a like principal amount of New Notes on a one-for-one basis, by (i) redeeming the Exchange Notes of the relevant series by delivering New Notes in lieu of cash to the Trustee on behalf of the holders and (ii) paying to the Trustee on behalf of the holders in cash any accrued and unpaid interest on the Exchange Notes of the relevant series to, but excluding, the date of such exchange (for the avoidance of doubt, to the extent that such interest has not been written-down and cancelled or converted into equity of the Guarantor in connection with the relevant Guarantor Restructuring Proceedings) in each case on the date specified therefor in the Completion Event Notice (as defined below), which we refer to as a "Post-Restructuring Exchange." Interest on the New Notes will accrue from and including the date on which the Post-Restructuring Exchange takes place, as the issue date of the New Notes. Receipt by the Trustee of the relevant amount of New Notes in exchange for the outstanding Exchange Notes of the relevant series and the required cash payment, if any, from the Guarantor will constitute good and complete discharge of the Guarantor's obligations in respect of redemption or repayment of the Exchange Notes of the relevant series. Notwithstanding the foregoing, if at the time of the Completion Event, the Guarantor is not and will not be required to deduct Swiss withholding tax from interest payments on the Exchange Notes under Swiss laws in effect at such time (as promptly notified to the Trustee by the Guarantor), the Guarantor may, but will not be required to, exchange the Exchange Notes pursuant to a Post-Restructuring Exchange. In the case of a Post-Restructuring Exchange, the Trustee will promptly deliver to the holders (i) the New Notes and (ii) payment in cash of any accrued and unpaid interest, if any, on the Exchange Notes of the relevant series to, but excluding the date of such exchange, (but only to the extent that such interest has not been written-down and cancelled or converted into equity of the Guarantor in connection with the relevant Guarantor Restructuring Proceedings).

        A "Completion Event" means, following a Restructuring Event, the publication of the notice by the Swiss Resolution Authority that the Guarantor Restructuring Proceedings have been completed; provided, however, that if the Restructuring Event occurred as a result of Bank Restructuring Proceedings only, and no Guarantor Restructuring Event has since occurred, then Completion Event means the publication of the notice by the Swiss Resolution Authority that the Bank Restructuring Proceedings have been completed (the Issuer agreeing to provide a copy of any notice referred to in this definition directly to DTC with an informational copy to the Trustee).

        "New Notes" means, with respect to each series of Exchange Notes, notes (a) to be issued by the Issuer, with the benefit of a guarantee issued by the Guarantor on similar terms as the Guarantee, (b) otherwise having the same terms as the relevant series of Exchange Note (including, without limitation, the same denomination per Exchange Note) at the time of the Post-Restructuring Exchange, and (c) with an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes of such series outstanding on the date of the Post-Restructuring Exchange. Interest on the New Notes will accrue from and including the date on which the Post-Restructuring Exchange takes place, as the issue date of the New Notes. Such notes will be issued pursuant to a new indenture. Further, a "Completion Event Notice" means, upon the occurrence of a Completion Event with respect to which a Post-Restructuring Exchange is required or has been elected by the Guarantor, the notice that the Guarantor will give to the holders through DTC or other clearing system (with a copy to the Trustee for information purposes) no more than 30 days after the occurrence of such event, which notice will state that a Completion Event has occurred and specify the date on which a Post-Restructuring Exchange will take place, which date will be not less than 60 nor more than 90 Business Days after the date of the Completion Event Notice.

Repurchases

        Holders of the Exchange Notes may not require the Issuer to repurchase the Exchange Notes prior to maturity.

        Subject to the prior approval of FINMA, if then required under Swiss laws and regulations applicable to the Guarantor from time to time, each of the Issuer, the Guarantor, or any subsidiary of the Guarantor, may at any time purchase or procure others to purchase beneficially for its account Exchange Notes in any manner and at any price. Exchange Notes so purchased may, at the Issuer's or Guarantor's or any such subsidiary's discretion, be held, resold or surrendered for cancellation.

Tax Redemption

        Subject to the prior approval of FINMA, if then required under Swiss laws applicable to the Guarantor from time to time, as evidenced by an officers' certificate from the Issuer certifying the same, the Issuer may at its option redeem the Exchange Notes of any series, in whole but not in part, at any time on giving not less than 30 nor more than 60 days' notice to the holders and the Trustee, at the principal amount of the Exchange Notes being redeemed, together with accrued interest to, but excluding the date of redemption, if it or the Guarantor has or will become obligated to pay Additional Amounts in respect of the Exchange Notes of such series as described under "—Payment of Additional Amounts" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date hereof, and such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which it would be obliged to pay such Additional Amounts were a payment in respect of the Exchange Notes of such series then due; provided, however, that if the Issuer has given such notice and a Restructuring Event occurs thereafter, but prior to the tax redemption date, such tax redemption will be canceled. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer will deliver to the Trustee a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

Payment of Additional Amounts

        The Issuer or the Guarantor, as the case may be, will, subject to the exceptions and limitations set forth below, pay such Additional Amounts to the holder of Exchange Notes as may be necessary so that every net payment on the Exchange Notes, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Switzerland or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in the Exchange Notes to be then due and payable, subject to the discussion below, such amounts referred to herein as "Additional Amounts".

  Switzerland

        The Issuer and the Guarantor will not be required to make any payments of Additional Amounts described above in respect of any present or future tax, assessment or other governmental charge imposed by Switzerland, or any political subdivision or taxing authority thereof or therein, for or on account of:

  (i)
  any such taxes, duties, assessments or other governmental charges imposed in respect of such Exchange Note by reason of the holder having some connection with Switzerland other than the mere holding of the Exchange Note; or

  (ii)
  any such taxes, duties, assessments or other governmental charges imposed in respect of any Exchange Note presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such Additional Amounts on presenting such Exchange Note for payment on the last day of such period of 30 days; or

  (iii)
  any such taxes, duties, assessments or other governmental charges where such withholding or deduction is imposed on a payment and is required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the Council Directive 2003/48/EC, including, but not limited to, the agreement between the European Union and Switzerland of October 26, 2004, or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

  (iv)
  where such withholding or deduction is imposed on a payment and is required to be made pursuant to any agreements between Switzerland and other countries on final withholding taxes (internationale Quellensteuern) in respect of persons resident in the other country on income of such person on Exchange Notes booked or deposited with a Swiss paying agent, or any law or the other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

  (v)
  any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant Exchange Note presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Exchange Note to another paying agent in a member state of the European Union; or

  (vi)
  where such withholding or deduction is imposed on any payment by reason of FATCA (as defined below); or

  (vii)
  where upon the occurrence of a Completion Event a Post-Restructuring Exchange occurs, such withholding or deduction is imposed on any payment to the Trustee on behalf of the holders of any accrued and unpaid interest on the Exchange Notes up to (and including) the date immediately prior to the date of such Post-Restructuring Exchange; or

  (viii)
  any combination of two or more items (i) through (vii) above.

  Guernsey

        The Issuer and the Guarantor will not be required to make any payments of Additional Amounts described above in respect of any present or future tax, assessment or other governmental charge imposed by Guernsey, or any political subdivision or taxing authority thereof or therein, for or on account of:

  (i)
  any such taxes, duties, assessments or other governmental charges imposed in respect of such Exchange Note by reason of the holder having some connection with Guernsey other than the mere holding of the Exchange Note; or

  (ii)
  to the extent the withholding or deduction is imposed or levied because the holder (or beneficial owner) of the Exchange Note has not made a declaration of non-residence or other claim for exemption, if such holder is able to avoid such deduction or withholding by making such a declaration or claim; or

  (iii)
  any such taxes, duties, assessments or other governmental charges imposed in respect of any Exchange Note presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such Additional Amounts on presenting such Exchange Note for payment on the last day of such period of 30 days; or

  (iv)
  any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant Exchange Note presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Exchange Note to another paying agent in a member state of the European Union; or

  (v)
  any such taxes, duties, assessments or other governmental charges where such withholding or deduction is imposed on a payment and is required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the Council Directive 2003/48/EC, including any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

  (vi)
  where such withholding or deduction is imposed on any payment by reason of FATCA (as defined below); or

  (vii)
  any combination of two or more items (i) through (vi) above.

        "Relevant Date" as used herein means whichever is the later of (x) the date on which such payment first becomes due and (y) if the full amount payable has not been received by the Trustee on or prior to such date, the date on which the full amount having been so received, notice to that effect shall have been given to the holders.

U.S. Foreign Account Tax Compliance Act

        Payments on the Exchange Notes will be subject in all cases to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or described in any agreement between any jurisdiction and the United States relating to the foreign account provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any agreements, law, regulation or other official guidance implementing an intergovernmental agreement or other intergovernmental approach thereto (collectively, "FATCA").

Consolidation, Merger or Sale

        The Issuer and the Guarantor have agreed in each Indenture not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of their properties and assets to any person (other than with or into in the case of the Issuer, the Guarantor or in both cases, any subsidiary of the Guarantor) unless:

  (i)
  the Issuer or the Guarantor, as applicable, is the continuing person; or

  (ii)
  the successor expressly assumes by supplemental indenture the obligations of the Issuer or the Guarantor, as applicable, under such Indenture.

        In either case, the Issuer or the Guarantor, as applicable, will also have to deliver a certificate to the Trustee stating that after giving effect to the merger, conveyance or transfer there will not be any Defaults under the Indentures and an opinion of counsel stating that the merger, conveyance or transfer and the supplemental indenture, if required, comply with these provisions and that the supplemental indenture is a legal, valid and binding obligation of the successor corporation enforceable against it.

Subsequent Holders' Agreement

        Holders of the Exchange Notes that acquire the Exchange Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the provisions specified in the Indentures to the same extent as the holders of the Exchange Notes that acquire the Exchange Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Exchange Notes, including in relation to any Swiss Resolution Power, any Restructuring Protective Measures and any Issuer Substitution.

Modification of the Indentures

        In general, rights and obligations of the Issuer, the Guarantor and the holders under each Indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding Exchange Notes of the relevant series affected by the modification consent to such modification, except as provided herein. However, unless each affected holder of the relevant series agrees, an amendment cannot:

  (i)
  impair the right of any holder to receive payment of the principal of and interest on Exchange Notes of the relevant series on or after the respective due dates;

  (ii)
  impair the right of any holder of the relevant series to institute suit for the enforcement of any such payment on or after such respective dates;

  (iii)
  make any adverse change to any payment term of the Exchange Notes of the relevant series such as extending the applicable Maturity Date, extending the date on which the Issuer has to pay interest, reducing the applicable interest rate, reducing the amount of principal the Issuer has to repay or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the Issuer has to make any payment of principal, premium or interest, modifying any redemption right to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

  (iv)
  reduce the percentage of the aggregate principal amount of Exchange Notes of the relevant series needed to make any amendment to the applicable Indenture or to waive any covenant or Default;

  (v)
  waive any payment Default with respect to the relevant series; or

  (vi)
  make any change to the amendment provisions of the applicable Indenture;

provided that any amendments made pursuant to the agreement with respect to the exercise of Swiss Resolution Power and/or the ordering of Restructuring Protective Measures provided for in the Indentures and herein shall not be subject to the foregoing.

        However, other than in the circumstances mentioned above, if the Issuer, the Guarantor and the Trustee agree, the applicable Indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect the rights of any holder of the relevant series, including if the Guarantor assumes the obligations of the Issuer.

        In particular, if the Issuer, the Guarantor and the Trustee agree, the applicable Indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and any future Exchange Notes to be issued under the applicable Indenture.

        The Indentures do not contain any covenants or other provisions designed to protect holders of the Exchange Notes against a reduction in the creditworthiness of the Guarantor or the Issuer in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the Exchange Notes, including a change in control of the Guarantor or the Issuer.

Events of Default

        With respect to each series of Exchange Notes, an Event of Default occurs upon:

  (i)
  a Default in payment of the principal or any premium on any Exchange Note of such series when due and payable;

  (ii)
  a Default in payment of the interest on any Exchange Note of such series for 30 Business Days after such interest becomes due and payable;

  (iii)
  a Default in performing any other covenant in the applicable Indenture for 60 Business Days after written notice from the Trustee or from the holders of 25% (with a copy to the Trustee) in principal amount of the outstanding Exchange Notes of such series; or

  (iv)
  certain events of bankruptcy, insolvency or insolvent reorganization of the Issuer or the Guarantor;

provided, however, that neither (i) a Guarantor Restructuring Event, nor (ii) the exercise of any Swiss Resolution Power with respect to the Guarantor that requires or results in any write-down and cancellation and/or conversion into equity of the Guarantor of the entire, or a portion of, the principal amount of, and/or accrued interest on, the Exchange Notes, nor (iii) the ordering of any Restructuring Protective Measures that require or result in the deferment of payment of principal and/or interest under the Exchange Notes nor (iv) any consequences resulting from any of the foregoing shall constitute a Default or an Event of Default under the applicable Indenture. For the avoidance of doubt, any consequences resulting from any Non-Restructuring Protective Measures that would otherwise constitute a Default or an Event of Default will constitute a Default or an Event of Default, as applicable.

        The Trustee may withhold notice to the holders of Exchange Notes of any Default with respect to the applicable series (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders of such series. A "Default" is any event which is, or after notice or the passage of time or both would be, an Event of Default.

        If an Event of Default with respect to a series of Exchange Notes occurs and continues, the Trustee or the holders of the aggregate principal amount of the Exchange Notes of such series as specified below may require the Issuer to repay immediately, or accelerate, the entire principal of the Exchange Notes of such series.

        If the Event of Default with respect to a series of Exchange Notes occurs because of a Default in a payment of principal or interest on the Exchange Notes of such series, then the Trustee or the holders of at least 25% of the aggregate principal amount of Exchange Notes of such series can accelerate the Exchange Notes of such series. If the Event of Default with respect to a series of Exchange Notes occurs because of a failure to perform any other covenant in the applicable Indenture, then the Trustee or the holders of at least 25% of the aggregate principal amount of the Exchange Notes of such series can accelerate the Exchange Notes of such series. If the Event of Default occurs because of bankruptcy proceedings, then all of the Exchange Notes under the applicable Indenture will be accelerated automatically. Therefore, except in the case of a Default due to bankruptcy or insolvency of the Issuer, it is possible that you may not be able to accelerate a series of Exchange Notes because of the failure of holders of other Exchange Notes in such series issued under the applicable Indenture to take action.

        The holders of a majority of the aggregate principal amount of the Exchange Notes of any series can rescind this accelerated payment requirement with respect to such series or waive any past Default or Event of Default with respect to such series or allow noncompliance with any provision of the applicable Indenture. However, they cannot waive a Default in payment of principal of, premium, if any, or interest on, any of the Exchange Notes of such series.

        After an Event of Default, the Trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any holders, unless the holders offer the Trustee satisfactory indemnity. If they provide this satisfactory indemnity, the holders of a majority in principal amount of the Exchange Notes of the relevant series, may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, with respect to the Exchange Notes of such series.

Defeasance

        The term defeasance means discharge from some or all of the obligations under an Indenture. Subject to certain tax conditions, if the Issuer or the Guarantor deposits with the Trustee sufficient cash or government securities, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal, interest, any premium and any other sums due to the stated applicable Maturity Date or a redemption date of the Exchange Notes of any series, the Issuer and the Guarantor will be discharged from their respective obligations with respect to the Exchange Notes of such series.

        In the case of defeasance pursuant to the above, the holders of the Exchange Notes of the relevant series will not be entitled to the benefits of the applicable Indenture except for registration of transfer and exchange of Exchange Notes of such series and replacement of lost, stolen or mutilated Exchange Notes of such series. Instead, the holders of Exchange Notes of such series will only be able to rely on the deposited funds or obligations for payment.

        The Issuer must deliver to the Trustee an officers' certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Exchange Notes of the relevant series to recognize income, gain or loss for U.S. federal income tax purposes and that those holders would be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred. The Issuer may, in lieu of an opinion of counsel, deliver a ruling to such effect directed to the Trustee received from or published by the U.S. Internal Revenue Service.

Currency Indemnity

        Payment on the Exchange Notes and amounts due under the Indentures are due to be made in U.S. dollars, which we refer to as the "Required Currency." Any amount received or recovered in a currency other than the Required Currency by the Trustee, any holder in respect of any sum expressed to be due to it from the Issuer or the Guarantor, as applicable, shall only constitute a discharge to the Issuer or the Guarantor, as applicable, to the extent of the Required Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Required Currency amount is less than the Required Currency amount expressed to be due to the recipient under any such Exchange Note, the Issuer or the Guarantor, as applicable, shall indemnify it against any resulting loss sustained by the recipient. In any event, the Issuer, failing whom, the Guarantor, shall indemnify the recipient against the cost of making any such purchase. For the purposes of this condition, it will be sufficient for the Trustee or a holder, as the case may be, to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from the Issuer's and the Guarantor's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any holder of the Exchange Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Exchange Notes or any other judgment or order.

Provisions Relating to the Exchange Notes in Global Form and Book-Entry Clearance Systems

        The Exchange Notes of each series will initially be represented by one or more Global Notes in definitive, fully registered form without interest coupons, which we refer to collectively as the "Global Notes." The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of Cede & Co. as DTC's nominee in New York, New York for the accounts of institutions that have accounts with DTC, which we refer to as "participants." DTC will be depositary for the Global Notes.

        Except as set forth below, the Exchange Notes of each series will be issued in registered, global form in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will be issued at the closing of this offering only against payment in immediately available funds.

        Investors in the Global Notes who are participants in DTC's system may hold their interests directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations that are DTC participants, including Euroclear Bank, S.A./N.V as operator of the Euroclear System, which we refer to as "Euroclear," and Clearstream Banking, société anonyme, which we refer to as "Clearstream, Luxembourg," (as indirect participants in DTC). Except in the limited circumstances described below, holders of Exchange Notes represented by interests in a Global Note will not be entitled to receive their Exchange Notes in fully certificated, non-global definitive form, which Exchange Notes we refer to as "Definitive Notes."

        So long as the depositary or its nominee is the registered owner of a global security, the Issuer, the Guarantor and the Trustee will treat the depositary as the sole holder of the Exchange Notes for purposes of the Indentures. Therefore, except as set forth below, you will not be entitled to have the Exchange Notes registered in your name or to receive physical delivery of certificates representing the Exchange Notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the Indentures. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        As long as the Exchange Notes are represented by Global Notes, the Issuer will pay principal of and interest and premium on those Exchange Notes to, or as directed by, DTC as the registered holder of the Global Notes. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither the Issuer nor the Trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

        DTC, Clearstream, Luxembourg and Euroclear have, respectively, advised us as follows:

  •
  As to DTC:  DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  •
  As to Clearstream, Luxembourg:  Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including U.S. dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

    As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the Exchange Notes. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

    Distributions with respect to the Exchange Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

  •
  As to Euroclear:  Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

    Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the Exchange Notes. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

    The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

    The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

    •
    transfers of securities and cash within Euroclear;

    •
    withdrawal of securities and cash from Euroclear; and

    •
    receipt of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

    Distributions with respect to the Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

        Global Notes generally are not transferable. Physical certificates will be issued to beneficial owners of a global security if:

  •
  the depositary notifies the Issuer that it is unwilling or unable to continue as depositary and the Issuer does not appoint a successor within 90 days after its receipt of such notice;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and the Issuer does not appoint a successor within 90 days after it becomes aware of such cessation;

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  the Issuer decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the Exchange Notes of the relevant series represented by Global Notes;

  •
  an Event of Default has occurred with regard to the Exchange Notes of the relevant series and has not been cured or waived and DTC, on behalf of the beneficial owners, has requested the issuance of physical certificates.

        If any of the events described in the preceding paragraph occurs, the Issuer will issue Definitive Notes in certificated form in an amount equal to a holder's beneficial interest in the Exchange Notes of the relevant series. Definitive Notes will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the Exchange Notes.

        In the event Definitive Notes are issued:

  •
  holders of Definitive Notes will be able to receive payments of principal and interest on their Exchange Notes at the office of the Issuer's paying agent maintained in the Borough of Manhattan, subject to surrender of the Exchange Notes in the case of payments of principal;

  •
  upon provision of certifications, if any, to the Trustee, as may be required by the Indentures and the Exchange Notes, holders of Definitive Notes will be able to transfer their Exchange Notes in whole or in part, by surrendering the Exchange Notes for registration of transfer at the office of U.S. Bank National Association at 100 Wall Street, 16th Floor, New York, New York, 10005, the Trustee under the Indentures. The Issuer will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the registration, transfer or exchange; and

  •
  any moneys the Issuer pays to its paying agents for the payment of principal and interest on the Exchange Notes which remain unclaimed at the second anniversary of the date such payment was due will be returned to the Issuer, and thereafter holders of Definitive Notes may look only to the Issuer, as general unsecured creditors, for payment, provided, however, that the paying agents must first publish notice in an authorized newspaper that such money remains unclaimed.

  Global Clearance and Settlement Procedures

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System, or any successor thereto. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Exchange Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of Exchange Notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent Exchange Notes settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Exchange Notes settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Exchange Notes, by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Exchange Notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither the Issuer, the Guarantor, nor the Trustee have any responsibility for the performance or nonperformance of DTC, Clearstream, Luxembourg and Euroclear or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Relationship of Accountholders with Clearing Systems

        Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg, DTC, or any other clearing system (any such other clearing system, an "alternative clearing system") as the holder of an Exchange Note represented by the Global Notes must look solely to Euroclear, Clearstream, Luxembourg, DTC or any such alternative clearing system (as the case may be) for his share of each payment made by the Issuer to the holder of the Global Notes and in relation to all other rights arising under the Global Notes, subject to and in accordance with the respective rules and procedures of Euroclear, Clearstream, Luxembourg, DTC or such alternative clearing system (as the case may be). Such persons shall have no claim directly against the Issuer in respect of payments due on the Exchange Notes for so long as the Exchange Notes are represented by the Global Notes and such obligations of the Issuer will be discharged by payment to the holder of the Global Notes in respect of each amount so paid.

Information Concerning the Trustee for the Exchange Notes

        U.S. Bank National Association, a national association, with its corporate trust office in New York, will be the Trustee for the Exchange Notes. The Trustee will be required to perform only those duties that are specifically set forth in the Indentures, except when certain defaults have occurred and are continuing with respect to the Exchange Notes. After certain defaults, the Trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the Trustee will be under no obligation to exercise any of the powers vested in it by the Indentures at the request of any holder of Exchange Notes unless the holder offers the Trustee satisfactory indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers. The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any officers' certificate, opinion of counsel (or both), resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Issuer is obliged to furnish to the Trustee annually, or upon request of the Trustee, a list of the names and addresses of the holders of registered Exchange Notes.

        U.S. Bank National Association has loaned money to the Guarantor and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

Governing Law

        The Exchange Notes, the Guarantees and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

Jurisdiction

        Any suit, action or proceeding against the Issuer or the Guarantor arising out of or based upon the Exchange Notes, the Guarantees or the Indentures may be instituted in any state or federal court in the borough of Manhattan, The City of New York.

 TAXATION

        The discussion of taxation under the headings "United States Taxation," "Swiss Taxation" and "Guernsey Taxation" in this section is only an indication of certain tax implications under the laws of those jurisdictions as they may affect investors. It applies only to persons who are beneficial owners of Notes and may not apply to certain classes of persons. The Issuer and the Guarantor make no representations as to the completeness of the information nor undertake any liability of whatsoever nature for the tax implications for investors. Potential investors are strongly advised to consult their own professional advisers in light of their particular circumstances.

United States Taxation

        The following is a summary of certain U.S. federal income tax considerations that may be relevant to a beneficial owner of Exchange Notes. For the purposes of this summary, a U.S. holder means a beneficial owner of Exchange Notes that is a citizen or individual resident of the United States or a U.S. corporation or a beneficial owner of Exchange Notes that is otherwise subject to U.S. federal income taxation on a net income basis in respect of the Exchange Notes. A non-U.S. holder means a beneficial owner of Exchange Notes that is not a U.S. holder. This summary is based on the U.S. Internal Revenue Code (the "Code"), U.S. Treasury Regulations, and administrative and judicial interpretations thereof in effect and available as of the date of this offering memorandum, all of which are subject to change possibly with retroactive effect. This summary deals only with exchanging holders of Original Notes that have held the Original Notes, and will hold the corresponding Exchange Notes, as capital assets, and that acquire corresponding Exchange Notes pursuant to the Exchange Offers. This summary does not address tax considerations applicable to holders that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, entities treated as partnerships or partners therein, nonresident aliens present in the United States for 183 days or more in the taxable year, persons that will hold Notes as a position in a "straddle," hedge or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or U.S. holders that have a "functional currency" other than the U.S. dollar for U.S. federal income tax ("U.S. tax") purposes.

        No rulings have been sought from the U.S. Internal Revenue Service (the "IRS") regarding the matters discussed herein, and there can be no assurance that the IRS or a court will agree with the views expressed herein. Investors should consult their tax advisors to determine the tax consequences to them of acquiring, owning and disposing of Exchange Notes, including the application to their particular situation of the U.S. tax considerations discussed below, as well as the application of state, local, non-U.S. or other tax laws and the proper characterization of the Exchange Notes for tax purposes.

Tax Consequences to Holders who Participate in the Exchange Offers

        The exchange of Original Notes for Exchange Notes pursuant to the Exchange Offers will not be a taxable event for U.S. federal income tax purposes. Accordingly, U.S. holders will recognize no gain or loss upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Original Note exchanged therefor, and the U.S. holder's tax basis in the Exchange Note will be the same as the tax basis in the Original Note exchanged at the time of the exchange.

Characterization of the Exchange Notes

        No statutory, judicial or administrative authority directly addresses the characterization of the Exchange Notes or instruments similar to the Exchange Notes for U.S. federal income tax purposes

(including instruments with a Restructuring Issuer Substitution feature). As a result, significant aspects of the U.S. tax consequences of an investment in the Exchange Notes are uncertain. In the opinion of our U.S. tax counsel, Cleary Gottlieb Steen & Hamilton LLP, however, the Exchange Notes should be treated as debt instruments for U.S. federal income tax purposes, and the Issuer and the Guarantor intend, absent a change in law, to so treat the Exchange Notes. In general, under the Code, the characterization of an instrument for U.S. tax purposes as debt or equity of a corporation by its Issuer as of the time of issuance is binding on a holder unless the holder discloses on its tax return that it is taking an inconsistent position. The Issuer's characterization, however, is not binding on the IRS.

        Except as stated under "—U.S. holders—Possible Alternative Treatment of the Exchange Notes," the following discussion assumes that the Exchange Notes will be treated as debt instruments for U.S. federal income tax purposes. If the Exchange Notes were treated as equity for U.S. tax purposes, such treatment would significantly change the tax treatment of the Exchange Notes and the tax reporting consequences of an investment in the Exchange Notes in ways that may be adverse to U.S. holders.

U.S. Holders

  Payments of Interest

        Interest payments on an Exchange Note will be taxable to a U.S. holder as ordinary income at the time that such payments are accrued or are received in accordance with the U.S. holder's method of tax accounting. Interest payments will be treated as foreign source income for purposes of calculating a U.S. holder's foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to each specific class of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisors regarding the availability of a foreign tax credit in their particular situation.

  Sale or Other Disposition of Exchange Notes

        Upon the sale or other disposition of an Exchange Note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder's tax basis in such Exchange Note. A U.S. holder's tax basis in an Exchange Note generally will initially equal the cost of such Exchange Note to such holder and will be the same as its tax basis in the Original Note immediately prior to the Exchange Offer. A U.S. holder's tax basis will increase by any amounts that are included in income under the rules governing market discount, and will decrease by the amount of any amortized premium. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the Exchange Note for more than one year (including the holding period of the Original Note exchanged therefor) at the time of disposition. Long-term capital gains recognized by an individual U.S. holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. Capital gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S.-source income or loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to significant limitations.

  Market Discount

        If a U.S. holder acquired an Original Note at a cost that was less than its adjusted issue price on the acquisition date, then the amount of the difference is treated as "market discount" for U.S. federal income tax purposes, unless the difference is de minimis. A U.S. holder will be required to treat any gain on the sale, exchange, retirement or other taxable disposition of an Exchange Note as ordinary income to the extent of any accrued market discount on the Exchange Note at the time of the disposition, unless the U.S. holder has previously included such market discount in income pursuant to an election by the U.S. holder to include the market discount in income as it accrues. If a U.S. holder disposes of an Exchange Note in certain nontaxable transactions, any accrued market discount will be includible as ordinary income as if the U.S. holder had sold the Exchange Note in a taxable transaction at its fair market value at the time of such disposition.

  Amortizable Bond Premium

        If a U.S. holder's tax basis in an Exchange Note exceeds the Exchange Note's stated redemption price at maturity, the Exchange Note has bond premium to the extent of that excess. It is generally possible to elect to amortize bond premium on a constant yield to maturity method, as a reduction of interest income from a note. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the Exchange Note by the amount of bond premium used to offset stated interest income.

  Restructuring or Voluntary Issuer Substitution Event

        A U.S. holder may be required to exchange Exchange Notes issued by the Issuer for Notes issued by the Guarantor upon the occurrence of a Restructuring Issuer Substitution or a Voluntary Issuer Substitution, or to exchange notes issued by the Guarantor for notes issued by the Issuer upon a Completion Event, as described above under "Description of the Exchange Notes—Issuer Substitution." Depending on the circumstances, such an exchange may be considered a taxable disposition resulting in gain or loss as described above under "—Sale or Other Disposition of Exchange Notes." U.S. holders should consult their own tax advisors regarding the tax consequences of such an exchange, including the possible application of rules that would prevent recognition of loss on the exchange or the possible application of the rules pertaining to original issue discount ("OID") as defined in the Code, which may require a U.S. holder to include in gross income (as ordinary income) on a constant-yield basis the excess of the stated principal amount of the new securities over their issue price if such amount exceeds a de minimis threshold.

  Write-down by the Swiss Resolution Authority on a Guarantor Restructuring Event

        Following a Guarantor Restructuring Event, the Swiss Resolution Authority may take certain actions in respect of the Exchange Notes, including the write-down and cancellation of some or all of the principal and/or accrued interest on the Exchange Notes, as described above under "Description of the Exchange Notes—Agreement with Respect to the Exercise of Swiss Resolution Power and Ordering of Restructuring Protective Measures." No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of such a write-down, including whether a U.S. holder would be entitled to a deduction for loss at the time it occurs. U.S. holders may, for example, be required to wait to take a deduction until there is an actual or deemed sale, exchange or other taxable disposition of the remaining Exchange Notes for which recognition of losses is permitted under the Code. U.S. holders should consult their own advisers regarding the tax consequences to them of a write-down of their Exchange Notes by the Swiss Resolution Authority.

  Possible Alternative Treatment of the Exchange Notes

        As discussed above, significant aspects of the U.S. tax consequences of an investment in the Exchange Notes are uncertain. In particular, the IRS could assert that the Exchange Notes should be characterized for U.S. tax purposes as equity of the Issuer or of the Guarantor, with consequences generally as summarized below.

        Equity of the Issuer.    If the Exchange Notes were treated as equity of the Issuer for U.S. tax purposes, a U.S. holder would be treated as owning equity in a passive foreign investment company ("PFIC") for U.S. tax purposes, which generally would give rise to various adverse U.S. tax consequences unless the U.S. holder makes a qualified electing fund ("QEF") election in respect of the Notes for the taxable year in which it acquired the Original Notes. In addition, PFIC treatment would give rise to U.S. tax reporting requirements for a U.S. holder, potentially with significant consequences for failure to make timely filings. Upon written request from a U.S. holder, the Issuer or its agent will provide the information necessary to enable holders to make a protective QEF election and to comply with their U.S. tax reporting obligations in respect of their investment in the Exchange Notes. Dividends paid by a PFIC are not "qualified dividends" eligible to be taxed at preferential rates (as discussed below). Prospective investors should consult their own tax advisers regarding the possible tax and reporting consequences to them if the Exchange Notes were recharacterized as equity of the Issuer, including the possible desirability of making certain protective elections and information returns.

        Equity of the Guarantor.    If the Exchange Notes were treated as equity of the Guarantor for U.S. tax purposes, a U.S. holder likely would be treated as owning equity of a foreign corporation other than a PFIC (as discussed below) for U.S. tax purposes. Interest payments on the Exchange Notes generally would be reported as dividends paid on the stock of the Guarantor for U.S. tax purposes. Provided the Guarantor is not a PFIC, such dividends may be eligible to be treated as "qualified dividends" taxable to a non-corporate U.S. holder at a maximum rate of 20%, although there is uncertainty as to the eligibility for such treatment of instruments that are treated as equity for U.S. tax purposes but have the legal form of debt. Based on the Guarantor's audited and unaudited consolidated financial statements, we believe that the Guarantor was not treated as a PFIC for U.S. tax purposes with respect to its 2013 or 2014 taxable years. In addition, based on such financial statements and our current expectations regarding the value and nature of its assets and the sources and nature of its income, we do not anticipate the Guarantor becoming a PFIC for the 2015 taxable year. Prospective investors should consult their own tax advisors regarding the tax consequences to them if the Exchange Notes were recharacterized as equity of the Guarantor, and in such case the availability of the reduced dividend tax rate for interest payments on the Exchange Notes.

  Information Reporting and Backup Withholding

        Information returns will be required to be filed with the IRS with respect to payments made to certain U.S. holders of Exchange Notes. In addition, certain U.S. holders may be subject to backup withholding tax in respect of such payments if they do not provide an accurate taxpayer identification number or certification of exempt status or otherwise comply with the applicable backup withholding requirements.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS in the manner required. Certain U.S. holders are not subject to information reporting or backup withholding. U.S. holders should consult their tax advisors as to their qualification for exemption from information reporting and/or backup withholding.

  Specified Foreign Financial Assets

        Individual U.S. holders that own "specified foreign financial assets" with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. "Specified foreign financial assets" include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the Exchange Notes) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations have been proposed that would extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Exchange Notes, including the application of the rules to their particular circumstances.

Non-U.S. Holders

        Subject to the discussion below, a non-U.S. holder of an Exchange Note will not be subject to U.S. federal income tax by withholding or otherwise on payments of interest (including Additional Amounts) on an Exchange Note, or gain realized in connection with the sale, or other disposition of an Exchange Note.

Foreign Account Tax Compliance

        Starting at the earliest on January 1, 2019, and subject to grandfathering rules, the Issuer and the Guarantor and other non-U.S. financial institutions through which payments are made (including the paying agents) may be required pursuant to FATCA to withhold U.S. tax on payments in respect of the Exchange Notes to an investor who does not provide information sufficient for a non-U.S. financial institution through which payments are made to determine whether the investor is a U.S. person or should otherwise be treated as holding a "United States account" of such institution, or to an investor that is, or holds the Exchange Notes directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Under a grandfathering rule available assuming that the Exchange Notes are treated as debt instruments, the withholding tax described above will not apply to Exchange Notes unless they are issued or materially modified after the date that is the later of January 1, 2019, or six months after which final regulations implementing such withholding are filed by the U.S. Treasury Department. If an amount of, or in respect of, such withholding taxes were to be deducted or withheld from any payments in respect of the Exchange Notes as a result of an investor or intermediary's failure to comply with these rules, no Additional Amounts will be paid on the Exchange Notes held by such investor as a result of the deduction or withholding of such tax. Holders should consult their own tax advisors on how the FATCA rules may apply to payments they receive in respect of Exchange Notes.

Swiss Taxation

Swiss Federal Withholding Tax

  Interest payments generally

        Payments of interest (including discount and interest accrued upon redemption) in respect of the Exchange Notes by the Issuer, failing which by the Guarantor, will not be subject to Swiss federal withholding tax, provided that the Issuer uses the proceeds from the Original Notes outside of Switzerland (unless use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments by the Issuer, failing which the Guarantor, in respect of the Original Notes or the Exchange Notes becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of proceeds in Switzerland).

  Following a Restructuring Issuer Substitution, if any, and before any issue of New Notes upon a Completion Event

        In the event of a Restructuring Issuer Substitution, when the Guarantor succeeds to, and is substituted for, the Issuer, any payments of interest (including discount and interest accrued upon redemption or, as the case may be, redemption by the Guarantor by delivery of New Notes) by the Guarantor in respect of the Exchange Notes prior to a Post-Restructuring Exchange will be subject to 35% Swiss federal withholding tax; provided that such portion of any interest payment made by the Guarantor following its substitution for the Issuer as reflects discount, if any, and interest accrued by the Issuer before substitution of the Issuer by the Guarantor, will not be subject to Swiss federal withholding tax, and only the residual portion of such interest payment, which reflects discount, if any, and interest accrued by the Guarantor, will be subject to deduction of such withholding tax.

  Following issue of New Notes after a Post-Restructuring Exchange

        Following a Post-Restructuring Exchange, interest payments in respect of the New Notes made by the Issuer, failing which by the Guarantor, will not be subject to Swiss federal withholding tax, provided that the Issuer uses the proceeds from the New Notes outside of Switzerland (unless use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the New Notes becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of proceeds in Switzerland).

Swiss Federal Stamp Duties

        The tendering of the Original Notes for cancellation and the issue of Exchange Notes by the Issuer to the holders who have tendered their Original Notes on the issue day will not be subject to Swiss federal stamp duty on the issue of securities and Swiss federal stamp duty on the turnover of securities, even though the Original Notes and the Exchange Notes are guaranteed by the Guarantor.

        Secondary market dealings in Exchange Notes where a Swiss domestic bank or a Swiss domestic securities dealer (as defined in the Swiss federal stamp duty act) acts as a party or as an intermediary to the transaction may be subject to Swiss federal stamp duty on dealings in securities at a rate of up to 0.3%. of the purchase price of the Exchange Notes.

        The redemption of Exchange Notes by the Guarantor by delivery of New Notes to the Trustee on behalf of the holders in lieu of cash will not constitute a taxable event.

Income Taxation on Principal or Interest

  Exchange Notes held by non-Swiss holders

        Payments of interest (including discount, if any) and repayment of principal by the Issuer, failing which by the Guarantor, to, and gain realized on the sale or redemption of Exchange Notes or New Notes by, a holder of Exchange Notes or New Notes who is not a resident of Switzerland and who during the current taxation year has not engaged in a trade or business through a permanent establishment in Switzerland to which such Note or New Note is attributable will not be subject to any Swiss federal, cantonal or communal income tax in respect of such Exchange Notes or New Notes.

        For the final UK and Austrian withholding taxes in respect of assets held with Swiss paying agents see below "Final Foreign Withholding Taxes (internationale Quellensteuer)," and for the European savings tax see below "EU Savings Directive."

  Exchange Notes held as private assets by a Swiss resident holder

        Individuals who are resident in Switzerland and who hold Exchange Notes or New Notes as private assets are required to include all payments of interest (including discount, if any) on such Exchange Notes or New Notes, converted from U.S. dollars into Swiss Francs at the exchange rate prevailing at the time of the payment, in their personal income tax return for the relevant tax period and will be taxable on any net taxable income (including the converted payments of interest on the Exchange Notes or New Notes) for such tax period.

        A capital gain, including a gain relating to discount, if any, and interest accrued or USD/CHF exchange rate movements realized on the sale or redemption of Exchange Notes or New Notes is a tax-free private capital gain. Conversely, a loss so realized on the Exchange Notes or New Notes, and a loss resulting from the write-down and cancellation of the entire, or a portion of the, principal amount of, and/or accrued interest on, the Exchange Notes, and/or conversion into equity of the Guarantor of the entire, or a portion of the, principal amount of, and/or accrued interest on, the Exchange Notes, is a non-tax-deductible private capital loss. Redemption of Exchange Notes by the Guarantor by delivery of New Notes to the Trustee on behalf of the holders in lieu of cash will not constitute a taxable event.

  Exchange Notes held as Swiss business assets and by private persons classified as professional securities dealers

        Individuals who hold Exchange Notes or New Notes as part of a business in Switzerland and Swiss resident corporate taxpayers and corporate taxpayers resident abroad holding Exchange Notes or New Notes as part of a permanent establishment in Switzerland, are required to recognize the payments of interest (including discount, if any) and any gain realized on the sale or redemption of Exchange Notes (by delivery of New Notes, as the case may be) or New Notes (including a gain relating to discount, if any, interest accrued or USD/CHF exchange rate movements) and any loss so realized on the Exchange Notes or New Notes, and any loss resulting from the write-down and cancellation of the entire, or a portion of the, principal amount of, and/or accrued interest on, Exchange Notes, and/or conversion into equity of the Guarantor of the entire, or a portion of the, principal amount of, and/or accrued interest on, the Exchange Notes, in their income statement for the respective tax period and will be taxable on any net taxable earnings for such period. The same taxation treatment also applies to Swiss resident individuals who, for income tax purposes, are classified as "professional securities dealers" for reasons of, inter alia, frequent dealings and leveraged investments in securities.

Final Foreign Withholding Taxes (internationale Quellensteuer)

        Under treaties on final withholding taxes of Switzerland with the United Kingdom and Austria (each a "Contracting State") in force since January 1, 2013 a Swiss paying agent, as defined in the treaties, is required to levy a flat-rate final withholding tax (internationale Quellensteuer) at rates specified in the treaties on certain capital gains and income items (interest, dividends, other income items, all as defined in the treaties) deriving from assets held in accounts or deposits with a Swiss paying agent by (i) an individual being tax resident of a Contracting State or, (ii) if certain requirements are met, by a domiciliary company (Sitzgesellschaft), an insurance company in connection with a so-called insurance wrapper (Lebensversicherungsmantel) or other individuals if the beneficial owner is an individual resident of a Contracting State. According to the treaties, the flat-rate tax to be withheld substitutes the ordinary income tax on the respective capital gains and income items in the Contracting State where the individual is tax resident. In order to avoid such flat-rate tax to be withheld by the Swiss paying agent, such individuals may opt for a disclosure of the respective capital gains and income items to the tax authorities of the Contracting State where they are tax residents. If a flat-rate final withholding tax were to be deducted or withheld from a payment of interest or capital gain relating to the Exchange Notes or New Notes, neither the Issuer nor the Guarantor nor any paying agent nor any other person would pursuant to the terms of the Exchange Notes or New Notes be obliged to pay Additional Amounts with respect to any Exchange Note or New Note as a result of the deduction or imposition of such final withholding tax.

EU Savings Directive

        Under Council Directive 2003/48/EC on the taxation of savings income (the "EU Savings Directive"), Member States are required to provide to the tax authorities of other Member States details of certain payments of interest or similar income made or secured by a person established in a Member State to or for the benefit of an individual resident in another Member State or certain limited types of entities established in another Member State.

        For a transitional period, Austria is instead required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments. The end of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries. A number of countries and territories outside the European Union, including Switzerland, have adopted similar measures, a withholding system at a rate of currently 35% in the case of Switzerland with the option of the individual to have the paying agent and the relevant Swiss authorities provide to the tax authorities of the Member State the details of the interest payments or payments of other similar income in lieu of the withholding.

        On March 24, 2014, the Council of the European Union adopted Council Directive 2014/48/EU (the "Amending Directive") amending and broadening the scope of the requirements described above. The Amending Directive requires Member States to apply these new requirements from January 1, 2017. If the new requirements were to take effect, they would expand the range of payments covered by the EU Savings Directive, in particular to include additional types of income payable on securities, and also expand the circumstances in which payments that indirectly benefit an individual resident in a Member State must be reported or subject to withholding tax. This approach would apply to payments made to, or secured for, persons, entities or legal arrangements (including trusts) where certain conditions are satisfied, and may in some cases apply where a person, entity or arrangement is established or effectively managed outside of the European Union. In connection with the Amending Directive, Switzerland and the European Community signed, on May 27, 2015, an amendment protocol to the agreement between the European Community and the Confederation of Switzerland dated as of October 26, 2004, which would introduce, if ratified, an extended automatic exchange of information regime in accordance with the Global Standard released by the Council of the Organisation for Economic Cooperation and Development (the "OECD Council") in July 2014, in lieu of the withholding system, beginning in 2018, and expand the range of payments covered.

        However, the European Commission has proposed the repeal of the EU Savings Directive from January 1, 2017 in the case of Austria and from January 1, 2016 in the case of all other Member States (subject to on-going requirements to fulfil administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates). If the proposal to repeal the EU Savings Directive is adopted in its current form, Member States would not be required to apply the new requirements of the Amending Directive. This is to prevent overlap between the EU Savings Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on Administrative Cooperation in the field of Taxation (as amended by Council Directive 2014/107/EU) (the "Amending Cooperation Directive"). The Amending Cooperation Directive introduces an extended automatic exchange of information regime in accordance with the Global Standard released by the OECD Council in July 2014. The Amending Cooperation Directive requires Member States to adopt national legislation by December 31, 2015, which legislation must apply from January 1, 2016 (January 1, 2017 in the case of Austria). The Amending Cooperation Directive is generally broader in scope than the EU Savings Directive, although it does not impose withholding taxes, and provides that to the extent there is overlap in scope, the Amending Cooperation Directive prevails.

        In accordance with the terms of the Exchange Notes or New Notes, holders of Exchange Notes or New Notes will not be entitled to receive any Additional Amounts or recalculated interest to compensate them from any such withholding.

Guernsey Taxation

Guernsey

        Any holders who are resident for tax purposes in the Islands of Guernsey, Alderney or Herm will suffer no deduction of tax on any payments to them in respect of the Notes but details of payment made to holders resident in the Islands of Guernsey, Alderney and Herm will be provided to the Director of Income Tax in Guernsey. Holders resident outside of the Islands of Guernsey, Alderney or Herm will not be subject to any tax in Guernsey in respect of any payments to them in respect of the Notes.

        Guernsey does not currently levy taxes upon capital inheritance, capital gains, gifts, sales or turnover (unless the making of investments and the turning of such investments to account is a business or part of a business), nor are there any estate duties. No duty will be chargeable in Guernsey on the issue, transfer or redemption of Notes, although charges are payable to the Ecclesiastical Court in Guernsey for the grant of probate or letters of administration in respect of the Notes held by a deceased holder.

EU Savings Directive

        Although not a Member State of the European Union, Guernsey, entered into agreements with EU Member States on the taxation of savings income and introduced measures equivalent to those in the EU Savings Directive. Paying agents in Guernsey must automatically report to the Director of Income Tax in Guernsey any interest payment to individuals resident in the contracting EU Member States which falls within the scope of the EU Savings Directive as applied in Guernsey.

        On March 24, 2014, the European Council adopted an EU Council Directive amending and broadening the scope of the requirements described above. Member States are required to adopt national legislation to comply with the amended EU Savings Directive by January 1, 2016. The amended EU Savings Directive is anticipated to be applicable from 2017.

        However, on March 18, 2015 the European Commission announced a proposal to repeal the EU Savings Directive from January 1, 2017 in the case of Austria and from January 1, 2016 in the case of all other Member States (subject to ongoing requirements to fulfil administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates. This is to prevent overlap between the EU Savings Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on Administrative Cooperation in the field of Taxation (as amended by Council Directive 2014/107/EU). The proposal also provides that, if it proceeds, Member States will not be required to apply the new requirements of the Amending Directive. This proposal is still being considered and has not yet been adopted.

        Guernsey, along with other dependent and associated territories, will consider the effect of the amendments to, or any repeal of, the EU Savings Directive in the context of existing bilateral agreements and domestic law. If changes to the implementation of the EU Savings Directive are brought into effect, or if it is repealed, then the treatment of investors in the Issuer and the position of the Issuer in relation to the EU Savings Directive may be different to that set out above.

US-Guernsey Intergovernmental Agreement

        On December 13, 2013 the Chief Minister of Guernsey signed an intergovernmental agreement with the U.S. (the "U.S.-Guernsey IGA") regarding the implementation of FATCA, under which certain disclosure requirements will be imposed in respect of certain investors who are, or being entities are controlled by one or more, residents or citizens of the US. The U.S.-Guernsey IGA is implemented through Guernsey's domestic legislation, in accordance with guidance which is currently published in draft form. Accordingly, the full impact of the U.S.-Guernsey IGA on the Issuer and its reporting responsibilities pursuant to the US-Guernsey IGA is currently uncertain.

UK-Guernsey Intergovernmental Agreement

        On October 22, 2013 the Chief Minister of Guernsey signed an intergovernmental agreement with the UK (the UK-Guernsey IGA) under which certain disclosure requirements will be imposed in respect of certain investors who are resident in the UK or which are entities that are controlled by one or more residents in the UK. The UK-Guernsey IGA is implemented through Guernsey's domestic legislation in accordance with guidance which is currently published in draft form. Accordingly, the full impact of the UK-Guernsey IGA on the Issuer and its reporting responsibilities pursuant to the UK-Guernsey IGA is currently uncertain.

Multilateral Competent Authority Agreement for Automatic Exchange Of Taxpayer Information

        On February 13, 2014, the Organization for Economic Co-operation and Development released the Common Reporting Standard ("CRS") designed to create a global standard for the automatic exchange of financial account information, similar to the information to be reported under FATCA. As of the date of this offering memorandum, fifty-two jurisdictions have signed the multilateral competent authority agreement ("Multilateral Agreement") that activates this automatic exchange of FATCA-like information in line with the CRS. Pursuant to the Multilateral Agreement, certain disclosure requirements will be imposed in respect of certain holders who are, or are entities that are controlled by one or more, residents of any of the signatory jurisdictions. Guernsey, the UK and Switzerland have signed the Multilateral Agreement, but the United States has not signed the Multilateral Agreement.

        Guernsey, the UK, and certain other signatories have pledged to work towards the first information exchanges taking place by September 2017. Switzerland and certain other signatories are expected to follow with information exchange starting in 2018. Guidance and domestic legislation regarding the implementation of the CRS and the Multilateral Agreement in Guernsey and Switzerland are yet to be published in finalized form. Accordingly, the full impact of the CRS and the Multilateral Agreement on the Issuer and the Guarantor and their reporting responsibilities pursuant to the Multilateral Agreement as it will be implemented in Guernsey and Switzerland, respectively, is currently uncertain.

        While the Issuer will seek to satisfy its obligations under each of the U.S.- Guernsey IGA, the UK-Guernsey IGA, the Multilateral Agreement and the CRS as implemented in Guernsey pursuant to regulations and to guidance (which is yet to be published in final form) in order to avoid the imposition of any financial penalties under Guernsey law, the ability of the Issuer to satisfy such obligations will depend on receiving relevant information and/or documentation about each investor and where appropriate the direct and indirect beneficial owners of the interests held in the Issuer. There can be no assurance that the Issuer will be able to satisfy such obligations.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition of the Exchange Notes by (i) employee benefit plans subject to Title I of ERISA, (ii) plans, accounts and other arrangements that are subject to Section 4975 of the Code, (iii) plans (such as governmental plans (as defined in Section 3(32) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA and that have made no election under Section 410(d) of the Code) that are subject to Similar Law and (iv) entities whose underlying assets are considered to include plan assets of any such employee benefit plan or other plan, account or arrangement, each as described in (i), (ii) or (iii), each, a "Plan."

        This summary is based on the provisions of ERISA and the Code and related guidance in effect as of the date of this prospectus. This summary is general in nature and does not attempt to be a complete summary of these considerations. Future legislation, court decisions, administrative regulations or other guidance may change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted.

        The Exchange Notes should be eligible for acquisition by a Plan, subject to consideration of the issues described in this section.

General Considerations

        ERISA and the Code impose certain requirements on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, referred to herein as an "ERISA Plan." Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice to such an ERISA Plan for a fee or other compensation, is generally considered a fiduciary of the ERISA Plan.

        In considering an investment in the Exchange Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to the fiduciary's duties to the Plan, including without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Law. The prudence of a particular investment must be determined by a fiduciary by taking into account the Plan's particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under Risk Factors.

Prohibited Transaction Considerations

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons or entities, which are referred to herein as "parties in interest or disqualified persons," having certain relationships to such ERISA Plan, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person, including a fiduciary, who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

        The Issuer, the Guarantor, their respective affiliates or any other party to the transactions entered into in connection with the Exchange Offer and acquisition of Exchange Notes may be parties in interest or disqualified persons with respect to many ERISA Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if any of the Exchange Notes is acquired or held by a ERISA Plan with respect to which the Issuer, the Guarantor, their respective affiliates or any other party to such transactions is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable. Included among these exemptions are Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (relating to transactions between a person that is a party in interest or a disqualified person (other than a fiduciary or an affiliate that has or exercises discretionary authority or control or renders investment advice with respect to assets involved in the transaction) solely by reason of providing services to the plan, provided that there is adequate consideration for the transaction), Prohibited Transaction Class Exemption, which is referred to herein as "PTCE," 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by independent qualified professional asset managers), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in- house asset managers). Each of these exemptions contains conditions and limitations on its application. Prospective investors should consult with their advisors regarding the prohibited transaction rules and these exceptions. There can be no assurance that any of these exemptions or any other exemption will be available with respect to any particular transaction involving the Exchange Offer or the Exchange Notes.

        Those Plans subject to Similar Law, while not subject to Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to similar prohibited transaction restrictions.

        Because of the foregoing, the Exchange Notes should not be acquired or held by any person investing plan assets of any Plan, unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Law.

Plan Asset Considerations

        The U.S. Department of Labor (the "DOL") has promulgated a regulation, 29 C.F.R. section 2510.3-101, as modified by Section 3(42) of ERISA, which is referred to herein as the "Plan Asset Regulation", describing what constitutes the plan assets of an ERISA Plan with respect to the ERISA Plan's investment in an entity. Under the Plan Asset Regulation, if an ERISA Plan invests in an equity interest of an entity (other than an operating company) that is neither a publicly-offered security or a security issued by an investment company registered under the Investment Company Act, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in debt form may be considered an equity interest if it has substantial equity features. Although there are significant uncertainties, we believe that the Exchange Notes should be treated as debt instruments for U.S. federal income tax purposes and the Issuer and the Guarantor intend, absent a change in law, to so treat the Exchange Notes (see "Taxation"). Similarly, there is little relevant legal authority concerning the treatment of the Exchange Notes for purposes of the Plan Assets Regulations. We believe that the Exchange Notes should be treated as debt for purposes of the Plan Asset Regulations and the Issuer and the Guarantor also intend, absent a change in law, to treat the Exchange Notes as debt for those purposes. If the Issuer were deemed under the Plan Asset Regulation to hold plan assets by reason of an ERISA Plan's investment in any of the Exchange Notes, such plan assets would include an undivided interest in the assets held by the Issuer, and transactions by the Issuer would result in, among other things, (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Issuer, (ii) improper delegation of authority by ERISA Plan fiduciaries to the Issuer, and (iii) the possibility that certain transactions that the Issuer might enter into, or may have entered into, in the ordinary course of business might constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code.

Representation

        Each investor in any Exchange Note (or any interest therein) will be deemed by its acquisition of any such Exchange Note (or any interest therein) to have represented and warranted, on each day from the date on it acquires such Exchange Note (or any interest therein) through and including the date on which it disposes of such Exchange Note (or any interest therein), either that (a) it is not and is not acting directly or indirectly on behalf of, and for so long as it holds the Exchange Note (or any interest therein) will not be acting directly or indirectly on behalf of, a Plan, and no portion of the assets used to acquire the Exchange Note (or any interest therein) constitutes plan assets of any Plan or (b) its acquisition, holding and disposition of such Exchange Note (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the Exchange Notes on behalf of, or with the assets of, any Plan (including governmental plans, non-U.S. plans and certain church plans not subject to the requirements of Title I of ERISA or Section 4975 of the Code), consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Law to such investment and whether an exemption would be applicable to the acquisition and holding of the Exchange Notes.

        The acceptance for exchange of any Original Note that is properly tendered in the Exchange Offer from, and the delivery of any corresponding Exchange Note to, a Plan is in no respect a representation by the Issuer, the Guarantor, their respective affiliates or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

 PLAN OF DISTRIBUTION

        Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe Exchange Notes issued under these Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that (i) is an affiliate of ours, (ii) participates, intends to participate or has an arrangement or understanding with any person to participate in the Exchange Offers for the purpose of distributing any of the Exchange Notes, or (iii) any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, in each case (x) will not be able to rely on the interpretations of the SEC staff set forth in the above mentioned no-action letters, (y) will not be entitled to tender its Original Notes in the Exchange Offers and (z) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for up to 180 days after the consummation of the Exchange Offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes.

        Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For up to 180 days after the consummation of the Exchange Offers, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offers (including the expenses of one counsel for the holders of the Original Notes), other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Certain legal matters with respect to U.S. law relating to the Exchange Offers will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, our U.S. counsel. Certain legal matters with respect to Swiss law relating to the Exchange Offers will be passed upon for us by Homburger AG, Zurich, Switzerland, our Swiss counsel. Certain matters of law relating to the Issuer and to the Exchange Offers will be passed upon for the Issuer by Carey Olsen, Guernsey, Channel Islands.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of Credit Suisse Group as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the audit reports of KPMG AG, independent registered public accounting firm, which are included in the Annual Report on Form 20-F of Credit Suisse Group for the year ended December 31, 2014 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information of Credit Suisse Group as of and for the three and nine-month periods ended September 30, 2015, and 2014 incorporated by reference herein, the independent registered public accounting firm, KPMG AG, has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Credit Suisse Group quarterly report on Form 6-K for the three and nine-month period ended September 30, 2015, and incorporated by reference herein, states that they did not audit and do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. KPMG AG is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Credit Suisse Group Funding (Guernsey) Limited

Guaranteed by

Credit Suisse Group AG

Offer to Exchange
$1,500,000,000 aggregate principal amount of 2.750% Senior Notes due 2020
$2,500,000,000 aggregate principal amount of 3.750% Senior Notes due 2025
$2,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2045
$2,000,000,000 aggregate principal amount of 3.800% Senior Notes due 2022

PROSPECTUS

December 14, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Credit Suisse Group

        Under Swiss law, directors and senior officers acting in violation of their statutory duties—whether dealing with third parties or performing any other acts on behalf of the corporation—may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

        Because Credit Suisse Group is a Swiss company headquartered in Switzerland, a number of the directors and officers of Credit Suisse Group are residents of Switzerland and not the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:

  •
  serve legal process on Credit Suisse Group or its directors and executive officers or have any of them appear in a U.S. court; and

  •
  enforce against those persons in Switzerland, whether in original actions or in actions for enforcement of judgments of U.S. courts, liabilities based solely on the federal securities laws of the United States.

        The Articles of Association of Credit Suisse Group does not contain provisions regarding the indemnification of directors and officers.

        According to Swiss statutory law, an employee has a right to be indemnified by the employer against losses and expenses incurred by him in the execution of his duties under an employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

        It is Credit Suisse Group's policy to indemnify its current or former directors and/or employees against certain losses and expenses in respect of service as a director or employee of Credit Suisse Group, as the case may be, one of its affiliates or another entity, which Credit Suisse Group has approved, subject to specific conditions or exclusions. Credit Suisse Group maintains directors' and officers' insurance for its directors and officers.

Credit Suisse Group Funding (Guernsey) Limited

        Section 157 of the Companies (Guernsey) Law, 2008, as amended, (the "Law") provides that any provision (whether contained in the Credit Suisse Group Funding (Guernsey) Limited's Memorandum or Articles of Incorporation or in any contract with it or otherwise) that purports to exempt a director of a company from, or seeks to provide an indemnity to, a director against any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Nothing in Section 157 prevents a company from purchasing and maintaining insurance to cover such liabilities.

        The Articles of Incorporation of Credit Suisse Group Funding (Guernsey) Limited contain provisions to the effect that: "The directors, secretary and other officers or employees of the company shall be indemnified out of the assets of the company to the fullest extent permitted by the Law from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any contract entered into or any act done, concurred in or omitted, in or about the execution of their duty or supposed duty or in relation thereto."

Item 21.    Exhibits

Exhibit No.		Description
3.1	*	Articles of Association (Statuten) of Credit Suisse Group AG as of May 19, 2015

3.2	*	Memorandum and Articles of Incorporation of Credit Suisse Group Funding (Guernsey) Limited as of July 31, 2014

4.1	*	Indenture among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, dated as of March 26, 2015 relating to the 2.750% notes due 2020

4.2	*	Indenture among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, dated as of March 26, 2015 relating to the 3.750% notes due 2025

4.3	*	Indenture among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, dated as of May 21, 2015 relating to the 4.875% notes due 2045

4.4	*	Indenture among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, dated as of September 15, 2015 relating to the 3.800% notes due 2022

4.5	*	Registration Rights Agreement, dated March 23, 2015

4.6	*	Registration Rights Agreement, dated May 18, 2015

4.7	*	Registration Rights Agreement, dated September 10, 2015

4.8	*	Form of 2.750% Exchange Note due 2020

4.9	*	Form of 3.750% Exchange Note due 2025

4.10	*	Form of 4.875% Exchange Note due 2045

4.11	*	Form of 3.800% Exchange Note due 2022

5.1	*	Opinion of Cleary Gottlieb Steen & Hamilton LLP

5.2	*	Opinion of Homburger AG

5.3	*	Opinion of Carey Olsen

12.1		Computation of Ratio of Earnings to Fixed Charges of Credit Suisse Group AG (incorporated by reference to Credit Suisse Group's Report on Form 6-K for the quarter ended June 30, 2015, Exhibit 12.2)

15.1	*	Letter of KPMG AG concerning unaudited interim financial statements of Credit Suisse Group AG

23.1		Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

Exhibit No.		Description
23.2		Consent of Homburger AG (included in Exhibit 5.2)

23.3	*	Consent of KPMG AG

23.4		Consent of Carey Olsen (included in Exhibit 5.3)

24.1	*	Powers of Attorney (included in the signature pages of this Registration Statement)

25.1	*	Statement of Eligibility of Trustee on Form T-l of U.S. Bank National Association, as Trustee under the Indenture relating to the 2.750% Senior Notes due 2020

25.2	*	Statement of Eligibility of Trustee on Form T-l of U.S. Bank National Association, as Trustee under the Indenture relating to the 3.750% Senior Notes due 2025

25.3	*	Statement of Eligibility of Trustee on Form T-l of U.S. Bank National Association, as Trustee under the Indenture relating to the 4.875% Senior Notes due 2045

25.4	*	Statement of Eligibility of Trustee on Form T-l of U.S. Bank National Association, as Trustee under the Indenture relating to the 3.800% Senior Notes due 2022

99.1	**	Form of Letter of Transmittal

*
Previously filed.

**
Filed herewith.

Item 22.    Undertakings

        The undersigned registrants (each, a "Registrant" and, together, the "Registrants") hereby undertake:

  1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Credit Suisse Group pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4)
  In the case of Credit Suisse Group AG, to file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that Credit Suisse Group AG includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Credit Suisse Group AG pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in Credit Suisse Group AG's registration statement on Form F-3.

  5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i.
  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  ii.
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  6)
  That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.
    Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    ii.
    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

    iii.
    The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

    iv.
    Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

  7)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of Credit Suisse Group's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  8)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  9)
  (i) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  10)
  To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Island of Guernsey, Channel Islands and Zurich, Switzerland, on December 14, 2015.

CREDIT SUISSE GROUP FUNDING (GUERNSEY) LIMITED
By:	/s/ GARY LUXTON
	Name:	Gary Luxton
	Title:	Director
By:	/s/ ROGER RIMANN
	Name:	Roger Rimann
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Neil Cave, Mark Hoyow, Roger Rimann and Gary Luxton jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-4 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on December 14, 2015.

Name	Title

/s/ MARK HOYOW Mark Hoyow	Director, Credit Suisse Group Funding (Guernsey) Limited
/s/ GARY LUXTON Gary Luxton	Director, Credit Suisse Group Funding (Guernsey) Limited
/s/ ROY MCGREGOR Roy McGregor	Director, Credit Suisse Group Funding (Guernsey) Limited

Name	Title

/s/ ROGER RIMANN Roger Rimann	Director, Credit Suisse Group Funding (Guernsey) Limited
/s/ VOLKER BÄTZ Volker Bätz	Director, Credit Suisse Group Funding (Guernsey) Limited

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on December 14, 2015.

CREDIT SUISSE (USA), INC.
By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on December 14, 2015.

CREDIT SUISSE GROUP AG
By:	/s/ TIDJANE THIAM
	Name:	Tidjane Thiam
	Title:	Chief Executive Officer
By:	/s/ DAVID MATHERS
	Name:	David Mathers
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints David Mathers, Romeo Cerutti, David Wong, Theis Wenke, Gina Orlins and D. Neil Radey jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-4 (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on December 14, 2015.

Name	Title

/s/ TIDJANE THIAM Tidjane Thiam	Chief Executive Officer, Credit Suisse Group AG
/s/ DAVID MATHERS David Mathers	Chief Financial Officer (Principal Accounting Officer), Credit Suisse Group AG
/s/ URS ROHNER Urs Rohner	Chairman of the Board of Directors, Credit Suisse Group AG

Name	Title

/s/ NOREEN DOYLE Noreen Doyle	Vice Chairman of the Board of Directors, Credit Suisse Group AG
Jassim Bin Hamad J. J. Al Thani	Director, Credit Suisse Group AG
/s/ IRIS BOHNET Iris Bohnet	Director, Credit Suisse Group AG
/s/ ANDREAS N. KOOPMANN Andreas N. Koopmann	Director, Credit Suisse Group AG
/s/ JEAN LANIER Jean Lanier	Director, Credit Suisse Group AG
/s/ SERAINA MAAG Seraina Maag	Director, Credit Suisse Group AG
/s/ KAI S. NARGOLWALA Kai S. Nargolwala	Director, Credit Suisse Group AG
/s/ SEVERIN SCHWAN Severin Schwan	Director, Credit Suisse Group AG
/s/ RICHARD E. THORNBURGH Richard E. Thornburgh	Director, Credit Suisse Group AG
/s/ SEBASTIAN THRUN Sebastian Thrun	Director, Credit Suisse Group AG
/s/ JOHN TINER John Tiner	Director, Credit Suisse Group AG

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the following capacity on December 14, 2015.

CREDIT SUISSE (USA), INC.
By:	/s/ D. NEIL RADEY		Authorized Representative in the United States
	Name:	D. Neil Radey
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.		Description
3.1	*	Articles of Association (Statuten) of Credit Suisse Group AG as of May 19, 2015

3.2	*	Memorandum and Articles of Incorporation of Credit Suisse Group Funding (Guernsey) Limited as of July 31, 2014

4.1	*	Indenture among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, dated as of March 26, 2015 relating to the 2.750% notes due 2020

4.2	*	Indenture among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, dated as of March 26, 2015 relating to the 3.750% notes due 2025

4.3	*	Indenture among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, dated as of May 21, 2015 relating to the 4.875% notes due 2045

4.4	*	Indenture among Credit Suisse Group Funding (Guernsey) Limited, Credit Suisse Group AG and U.S. Bank National Association, dated as of September 15, 2015 relating to the 3.800% notes due 2022

4.5	*	Registration Rights Agreement, dated March 23, 2015

4.6	*	Registration Rights Agreement, dated May 18, 2015

4.7	*	Registration Rights Agreement, dated September 10, 2015

4.8	*	Form of 2.750% Exchange Note due 2020

4.9	*	Form of 3.750% Exchange Note due 2025

4.10	*	Form of 4.875% Exchange Note due 2045

4.11	*	Form of 3.800% Exchange Note due 2022

5.1	*	Opinion of Cleary Gottlieb Steen & Hamilton LLP

5.2	*	Opinion of Homburger AG

5.3	*	Opinion of Carey Olsen

12.1		Computation of Ratio of Earnings to Fixed Charges of Credit Suisse Group AG (incorporated by reference to Credit Suisse Group's Report on Form 6-K for the quarter ended June 30, 2015, Exhibit 12.2)

15.1	*	Letter of KPMG AG concerning unaudited interim financial statements of Credit Suisse Group AG

23.1		Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

23.2		Consent of Homburger AG (included in Exhibit 5.2)

23.3	*	Consent of KPMG AG

23.4		Consent of Carey Olsen (included in Exhibit 5.3)

24.1	*	Powers of Attorney (included in the signature pages of this Registration Statement)

Exhibit No.		Description
25.1	*	Statement of Eligibility of Trustee on Form T-l of U.S. Bank National Association, as Trustee under the Indenture relating to the 2.750% Senior Notes due 2020

25.2	*	Statement of Eligibility of Trustee on Form T-l of U.S. Bank National Association, as Trustee under the Indenture relating to the 3.750% Senior Notes due 2025

25.3	*	Statement of Eligibility of Trustee on Form T-l of U.S. Bank National Association, as Trustee under the Indenture relating to the 4.875% Senior Notes due 2045

25.4	*	Statement of Eligibility of Trustee on Form T-l of U.S. Bank National Association, as Trustee under the Indenture relating to the 3.800% Senior Notes due 2022

99.1	**	Form of Letter of Transmittal

*
Previously filed.

**
Filed herewith.